Exhibit 10.16

T-Mobile USA, Inc.

Execution Copy

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE

BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE

APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS

HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

T-MOBILE USA MOBILE APPLICATION AGREEMENT

This T-Mobile USA Mobile Application Agreement (this “Agreement”) is made and entered into by and between T-Mobile USA, Inc., a Delaware corporation (“T-Mobile”), and the “Company” specified below effective as of December 6, 2009 (“Effective Date”).

As of the Effective Date, this Agreement consists of the following:

•	this Signature Page

•	Terms and Conditions

•	Exhibits A-D

•	Schedules

T-Mobile USA, Inc. 12920 SE 38th Street, Bellevue WA 98006		MobiTV, Inc. 6425 Christie Ave., 5th Floor Emeryville, CA 94611

By:	/s/ PAUL COLE	By:	/s/ TERRI FALCONE

Name: Paul Cole		Name: Terri Falcone

Title: VP, Product Development		Title: Vice President, Controller
MobiTV, Inc.

Date: 1-26-10		Date: 1/13/10

Notices Contacts: Vice President New Business Development, with a cc: to Deputy General Counsel		Notices Contact: Vice President, Sales, at Above address, with a copy to: VP & General Counsel

Mobile Application Agreement	Page 1 of 26	Confidential

T-Mobile USA, Inc.

Execution Copy

T-MOBILE USA MOBILE APPLICATION AGREEMENT

Terms and Conditions

1. Definitions. Except for the terms defined below, all initially capitalized terms used in this Agreement will have the meanings described within the text of this Agreement. As used herein, the following terms have the following defined meanings:

“Application” means a software application designed for download to and installation and use on a Wireless Device.

“Company Application(s)” means the Applications provided by Company under this Agreement, described further in a Schedule.

“Intellectual Property Rights” means all intellectual property rights throughout the world, whether existing under intellectual property, unfair competition or trade secret laws, or under statute or at common law or equity, including but not limited to: (i) copyrights, trade secrets, trademarks, trade names, patents, inventions, designs, logos and trade dress, “moral rights,” mask works, rights of personality, publicity or privacy, and any other intellectual property and proprietary rights; and (ii) any registration, application or right to apply for any of the rights referred to in this clause; and (iii) any and all renewals, extensions and restorations thereof, now or hereafter in force and effect.

“Networked Application” means any Company Application with a network component operated by Company or that permits: (i) Company to communicate (including sending and receiving information via SMS/HTTP or other formats) or otherwise interact with Subscribers; or (ii) Subscribers to communicate or otherwise interact with Company or other Subscribers (e.g., real-time multiplayer game play, checking high scores, news, etc.).

“OTA Streaming” means the process of streaming Programming to a Company Application on a Wireless Device over T-Mobile’s network.

“Programming” means the audio-only or audio-visual content transmitted through the Company Application(s).

“Schedule” means the consecutively numbered schedule(s) attached to this Agreement from time to time by mutual agreement of the parties, substantially in the form set forth in Exhibit A and that: (i) describes the Company Application; (ii) lists the Wireless Devices that the Company Application will be ported to; (iii) sets forth payment terms related to such Company Application; and (iv) sets forth any other terms and conditions specific to such Company Application.

“Subscriber” means any user of T-Mobile’s wireless network who is registered with T-Mobile or otherwise authorized to access such network and has represented to T-Mobile that such person has a billing address in the United States.

“Subscriber Data” means information generated in connection with a Subscriber’s use of the Company Applications or T-Mobile’s wireless network or otherwise exchanged between a Subscriber and T-Mobile or Subscriber and Company.

“Territory” means, collectively, (i) the United States of America, including all territories and possessions thereof; and (ii) any additional countries or geographic areas that the parties may from time to time agree in writing.

“Wireless Device(s)” means wireless devices that are enabled to access T-Mobile’s wireless network.

2. Application Launch.

2.1 Delivery. For each Company Application, Company will deliver versions that are optimized for the Wireless Devices requested by T-Mobile and set forth in a Schedule or otherwise mutually agreed in writing. Company will deliver the Company Applications via a method mutually agreed upon by Company and T-Mobile and in accordance with the T-Mobile test plan provided separately to Company by T-Mobile (which will be completed by Company and submitted to T-Mobile). If T-Mobile determines that each version of the Company Application submitted by Company complies with this Agreement, T-Mobile may make the Company Application available for download to Wireless Devices (“Launch”).

2.2 Application Certification. Prior to the Launch of each version of a Company Application, Company and T-Mobile will, at Company’s expense, test and certify that the version of the Company Application will work with the applicable Wireless Devices and the T-Mobile network. In connection with testing and certification, T-Mobile’s

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T-Mobile USA, Inc.

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certification provider will embed in the .jad and .jar files or mutually agreed equivalent files (“MIDlets”) of the Company Application, a signature key to enable the Company Application to interact with the Wireless Device for which the particular version of the Company Application is intended (“Key”). In lieu of or in addition to having T-Mobile’s certification provider embed each MIDlet with a Key, T-Mobile may provide Company with access to an online tool that permits Company to sign the MIDlets (“Signing Tool”).

2.3 The Signing Tool and Keys are Confidential Information of T-Mobile subject to the terms of Section 7.1. Company will not and will not permit any third party to distribute any MIDlets that (i) contain a Key or (ii) have been signed using the Signing Tool.

2.4 Networked Data Limitation. Prior to the Launch of any Networked Application, Company and T-Mobile will mutually agree upon the maximum number of megabytes of data across all then-current Subscribers on average per month that can be transmitted to or from Subscribers through the T-Mobile network in connection with such Networked Application (“Networked Data Limitation”). If usage of the Networked Application by Subscribers on average exceeds the Networked Data Limitation, Company and T-Mobile will work together in good faith to determine the cause of excess data usage. If the parties determine that the Networked Data Limitation was exceeded due to the inefficiency of the Networked Application, Company will use commercially reasonable efforts to remedy such inefficiencies as requested by T-Mobile.

2.5 Programming. Subject to the terms and conditions of this Agreement (including the warranties in Section 8), Company will exclusively manage, renew, create, delete, edit and otherwise control any and all aspects of the Programming.

3. License Grants

3.1 Licenses to the Company Application.

(i) Company grants to T-Mobile a limited, non-exclusive, non-transferable, license in the Territory for T-Mobile to (a) use, reproduce, publicly perform and display, host, sell, and distribute the Company Application and to access and use the network components of all Networked Applications solely in connection with the evaluation, testing, support, demonstration, distribution, sale, marketing, and promotion of the Company Application; and (b) authorize Subscribers to use the Company Application including the network components. Notwithstanding the limitation of the foregoing license to the Territory, Company acknowledge that Subscribers may on occasion access a Company Application outside of the Territory via roaming connection and that such access is not a breach of this Agreement by T-Mobile. T-Mobile will not intentionally market or promote the fact that Company Applications may be available outside the Territory via such a roaming connection.

(ii) Except as otherwise provided in this Agreement, T-Mobile will not (a) reproduce, lease, sublicense, sell, or transfer the Company Application (including the Programming); (b) reverse-engineer, decompile, disassemble, reverse-compile, or otherwise attempt to derive the source code of the Company Application or any software embedded therein; (c) alter, modify, create derivative works of the Company Application or the Programming; or (d) remove, obscure, or alter any proprietary rights notices (including copyright notices) contained on or within the Company Application or the Programming There are no implied licenses under this Agreement, and any rights not expressly granted hereunder are reserved. Company will retain all intellectual property rights in and to the Company Marks and the Company Applications (including the networked components thereof).

3.2 Trademark and Marketing Materials License. Company grants to T-Mobile a limited, non-exclusive, royalty-free license to use, reproduce, distribute, publicly display and perform the trademarks specified in Exhibit B (“Company Trademarks”) and Marketing Materials and prepare derivative works of the Marketing Materials, solely as part of or in connection with the distribution, demonstration, marketing and promotion of Company Applications. “Marketing Materials” means all information about Company and Company Applications submitted to T-Mobile, including but not limited to product information, descriptions, promotional materials, demonstration videos, text, and artwork. Company will provide Company Trademarks to T-Mobile in a form that can be viewed by Subscribers while accessing the T-Mobile network from a Wireless Device as well as in a form that can be viewed on the T-Mobile website on the World Wide Web. T-Mobile’s use of Company Trademarks is subject to Company’s approval. All uses by T-Mobile of Company Trademarks, including the goodwill and reputation associated therewith, will inure to the benefit of Company. Nothing herein will be deemed to require that T-Mobile use the

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T-Mobile USA, Inc.

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Company Trademarks or Marketing Materials in connection with T-Mobile’s distribution of Company Applications or otherwise in connection with this Agreement.

3.3 Resends and Network Storage Locker.

(i) Company grants to T-Mobile a limited, non-exclusive, royalty-free and perpetual (except for Company Applications sold to Subscribers exclusively on a subscription basis) license in the Territory to: (i) store copies of Company Applications on T-Mobile’s servers in one or more storage lockers (“Storage Locker(s)”) and permit Subscribers to download the Company Application from Storage Lockers, and (ii) resend copies of the Company Applications to the Subscribers (“Resends”). The foregoing Storage Locker and Resend rights permit Subscribers to download and T-Mobile to send copies of the Company Applications to a Subscriber’s Wireless Device even if it is not the same device that the Subscriber used to download the initial file or the copy sent is not the same file type that the Subscriber originally downloaded.

(ii) Notwithstanding Subsection 3.3(i), with respect to Company Applications licensed to Subscribers exclusively on a subscription basis, the license grant in Section 3.3(i) is limited to the Term of this Agreement and Subscribers may download the Company Applications from Storage Lockers and T-Mobile may deliver Resends only for as long as the Subscriber has a current subscription to the Company Application. For the avoidance of doubt, the license grants in this Section 3.3 do not give T-Mobile the right to create any additional file formats or require Company to provide any additional file formats to T-Mobile.

3.4 Application Wrapping and Free Trials. T-Mobile may add technology on top of the object code of a Company Application in order to deliver communications (e.g., text, audio, and video) to Subscribers, track usage, certify DRM rights and limit the operation of Company Applications (e.g., terminate the operation of Company Applications at the expiration of a trial or subscription, etc.). Subject to Company’s prior written consent, T-Mobile may offer Subscribers limited free trials of all Company Applications; provided that such trials are either (i) time limited to no longer than [*] days or (ii) use limited to no more than [*] uses, not to exceed a [*] day time period. Company Applications used, reproduced, and distributed by T-Mobile in connection with free trials are not royalty-bearing activities and are not subject to any T-Mobile payment obligations in this Agreement.

3.5 Service Providers. T-Mobile will be permitted to use the services of third party service providers (“Service Providers”) to assist it in operating or maintaining the T-Mobile network and its business, including but not limited to the manufacturing of Wireless Devices, and will be entitled to delegate any or all of its rights under this Agreement to its Service Providers; provided that, T-Mobile will be responsible for the performance of Service Providers and liable for such entities acts and omissions to the same extent as if the Service Provider’s activities were performed directly by T-Mobile. Company hereby grants to T-Mobile a non-exclusive royalty-free license to sublicense the rights in Sections 3.1-3.4 to Service Providers solely to the extent necessary to exploit T-Mobile’s rights under this Agreement.

3.6 APIs. T-Mobile may provide Company with application programming interfaces (“APIs”) for use in certain Company Applications. Company acknowledges that use of APIs will be subject to additional terms and conditions provided by T-Mobile and Company may be required to execute a separate license agreement in order to use such APIs.

4. Operation and Maintenance

4.1 Operation of Company Applications. Company will ensure that Company Applications will at all times comply with the T-Mobile Submission Document and all other technical, quality, content and user experience requirements provided separately to Company by T-Mobile.

4.2 Service Level Agreement. Company will comply with the service level agreement in Exhibit D (“SLA”).

4.3 Modifications. Company may not make material changes that impact the material features or functionality of the Company Applications, including the network components, or any change that materially affects T-Mobile’s network, without the prior written approval of T-Mobile. Such approval may be conditioned upon Company’s agreement to an amendment to this Agreement with additional terms and conditions. Any approved modifications to the Company Applications will require recertification and resigning by T-Mobile’s certification provider.

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T-Mobile USA, Inc.

Execution Copy

4.4 Security; Harmful Code. Company will maintain an appropriate level of security for Subscribers in connection with the Company Applications, including network components of Networked Applications, and implement procedures to prevent the transmission of Harmful Code to Subscribers and unauthorized access to Wireless Devices and T-Mobile’s network by or through the Company Applications. “Harmful Code” means (i) viruses, worms or other malicious code; (ii) any feature that prevents or interrupts the use of T-Mobile’s network or any Wireless Device, including without limitation any lock, drop-dead device, Trojan-horse routine, trap door, time bomb; (iii) any other code or instruction that is intended to be used to access, modify, delete, damage, or disable the functionality of T-Mobile’s network or any Wireless Device; or (iv) data or messages that are unsolicited or of a volume that unreasonably burden T-Mobile’s network or any Wireless Device. Company will immediately notify T-Mobile if Company knows or has reason to know of any breach of security or potential vulnerability of the Company’s systems that could lead to a breach of this Section and will remedy such breach or potential vulnerability within twenty-four (24) hours.

4.5 Subscriber Terms. T-Mobile will set the retail price for the Company Applications and will control the Subscriber terms of purchase. T-Mobile will use commercially reasonable efforts to provide Company with thirty (30) days prior notice of the initial price and any price change for the Company Applications. Company will not present any purchase terms to Subscribers. Company may present terms of service to Subscribers for use of Networked Applications as well as a privacy policy, provided that (i) they are clearly and conspicuously presented to the Subscriber; (ii) they do not conflict with T-Mobile’s Subscriber agreements (e.g., service terms and conditions and privacy policy); and (iii) when the terms are presented to the Subscriber, Company notifies the Subscriber that Company’s terms do not supersede, and Subscriber is still bound by, the terms of its agreements with T-Mobile.

4.6 Support Services. Company will be responsible for providing, or arranging for the provision of, all support services with respect to the Company Applications. Company’s obligation to support each Company Application will continue until the later of: (i) the expiration of the period of time Company has determined that the Company Application will be available or supported; and (iii) the date Company stops supporting all Company Application users that have obtained the Company Application from distribution channels other than T-Mobile. If Company decides to stop providing support for a Company Application as permitted under this Section, then Company will provide written notice that the Company Application will no longer be supported to (a) T-Mobile at least 60 days before Company stops providing support; and (b) to each Subscriber that has downloaded the Company Application, if such Subscriber accesses the service during such time period, at least 30 days before Company stops providing support. Company will, on a website operated by Company, prominently provide, at a location that is easily accessible to a Subscriber, contact information (at a minimum, an email alias) for Company’s customer service. Company must permit Subscribers to uninstall the Company Application and unsubscribe from any subscription services. If T-Mobile personnel experience any technical problems with the Company Applications or if T-Mobile receives questions or complaints from Subscribers regarding the Company Applications, Company will cooperate in good faith with T-Mobile and use commercially reasonable efforts to resolve any problems raised by T-Mobile or its Subscribers.

4.7 Advertising.

(i) Company may, subject to its continued compliance with this Agreement (including timely payment of all fees owed to T-Mobile), include advertising in the Company Applications. Company will comply with the following requirements: (i) the Company Application, including Programming and any network components, may only include (a) [*]; (ii) Company may not send any advertisement directly to Subscribers (e.g., SMS) unless the Subscriber has opted in to receive the advertisement; (iii) Company may not include any advertisements or promotions (excluding advertisements inserted into Programming or sold by a third party that Company does not control) of any third party that is a competitor of T-Mobile; (iv) “house” advertisements (e.g., advertisements of products or services of Company or its affiliates) for each Company Application may not constitute more than [*] percent ([*]%) of the advertising in the Company Application; and (v) advertisements (excluding advertisements inserted into Programming or sold by a third party that Company does not control) will not include any content that is included on the prohibited advertising list in Exhibit E, which may be updated from time to time by T-Mobile upon written notice to Company.

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T-Mobile USA, Inc.

Execution Copy

(ii) Unless expressly set forth otherwise in a Schedule, if Company is not required to pay T-Mobile a revenue share for advertising under a Schedule, T-Mobile may, [*], require that Company pay T-Mobile a share of the Company’s advertising revenues or remove all advertising from the Company Application.

(iii) Notwithstanding Section 4.7(i), T-Mobile may, upon [*] days notice, require Company to remove all Company-controlled advertising and promotions from Company Applications.

4.8 Suspension of OTA Streaming. If T-Mobile in its reasonable judgment determines that OTA Streaming by a Company Application (i) causes the Company Application to inhibit or impair the performance of T-Mobile’s network in a material way; or (ii) causes or results in a high number (relative to historic records) of Subscriber calls to or refunds or credits from T-Mobile related to OTA Streaming by a Company Application, then T-Mobile may limit, suspend or disable the OTA Streaming over the T-Mobile’s network. T-Mobile will use commercially reasonable efforts to provide Company [*] days advance notice of any suspension, disabling or limitation under this Section, but in no event within at least [*] after T-Mobile suspends, disables or limits the OTA Streaming and provided that Company shall receive the revenue share for the remainder of the then current calendar month regardless of notice. Company will provide T-Mobile with reasonable cooperation to limit, suspend or disable OTA Streaming in accordance with this Section. During the pendency of any suspension of OTA Streaming, the parties will work together to identify the cause of the suspension and discuss potential means of resolving the issue. After the launch of each Company Application, the parties will discuss the impact of the OTA Streaming by such Company Application and develop and document objective measures of events that would trigger the suspension rights under this Section 4.8.

5. Reporting.

5.1 Company will send a report to T-Mobile at [*] within [*] days of the end of each broadcast month during the Term. Each report will include the information set out in Exhibit C. A sample form of report is attached as Exhibit F.

5.2 To the extent that T-Mobile has developed API’s to allow its partners to access on a real-time basis, data regarding Subscriber status, including purchases, cancellations, etc., that will allow Company to internally authenticate payments and to the extent that T-Mobile makes such APIs generally available to its content partners, T-Mobile will make such API’s available to Company upon request. Company acknowledges that use of such APIs will be subject to additional terms and conditions provided by T-Mobile and Company may be required to execute a separate license agreement in order to use such APIs. Company will be responsible for any costs associated with integrating its systems with the APIs.

6. Payments. Payments due hereunder will be made in accordance with the terms set forth in the relevant Schedule.

7. Confidentiality and Subscriber Data.

7.1 Confidentiality. At all times during the Term and for five (5) years thereafter, each party will hold in strictest confidence and will not use or disclose or permit access to, by any third party (including subsidiaries and affiliates), any Confidential Information of the other party. “Confidential Information” means all non-public information that a party designates as confidential, or which, under the circumstances of disclosure ought to be treated as confidential. Confidential Information includes, without limitation, the terms and conditions of this Agreement, information relating to released or unreleased products, marketing or promotion of any product or service, business policies or practices, customers or suppliers of either party, Subscriber Data and personally identifying information contained in any information received from others that a party is obligated to treat as confidential. Confidential Information does not include any information that: (i) was known by the receiving party without obligation of confidentiality prior to disclosure thereof by the disclosing party; (ii) was in or entered the public domain through no fault of the receiving party; (iii) is disclosed to the receiving party by a third-party legally entitled to make such disclosure without violation of any obligation of confidentiality; (iv) is independently developed by the receiving party without reference to any Confidential Information of the disclosing party. Notwithstanding the foregoing, the receiving party may disclose Confidential Information of the disclosing party to the extent that such disclosure is required by law or by the order of a court or similar judicial or administrative body, provided that the receiving party notifies the disclosing party of such required disclosure promptly and in writing, and cooperates with the disclosing party, at the disclosing party’s request and expense, in any lawful action to contest or limit the scope of such required disclosure. In addition, either party may disclose this Agreement and its

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T-Mobile USA, Inc.

Execution Copy

terms to its attorneys, accountants, financial advisors, investors, bona fide potential investors acquirers, or any rights holders with respect to the Programming (or their designated representatives, including, without limitation, music licensing associations) (but with respect to such rights holders or their designated representatives, solely as it relates to such rights), provided such parties are obligated to keep such information confidential consistent with the terms of this Agreement. T-Mobile may use the information provided by Company under Section 5 in connection with T-Mobile’s internal business operations and may disclose the information, provided that any such disclosure may only be made on an aggregated basis that does not reveal that information was provided by Company. The parties will notify each other promptly in writing if they learn of any unauthorized use or disclosure of the Confidential Information of the other party, and will cooperate in good faith to remedy such occurrence to the extent reasonably possible. The parties acknowledge that a breach of this provision would result in irreparable harm to the other party, for which money damages would be an insufficient remedy, and therefore, that the non-breaching party will be entitled to seek injunctive relief to enforce the provisions of this Section.

7.2 Subscriber Data.

(i) Company will own all Subscriber Data it collects (“Company Data”). Company will not disclose Company Data to any third party in contravention of any applicable law or its privacy policy. Company will not disclose Company Data to any competitor of T-Mobile or use such Company Data to market the products or services of any T-Mobile competitor to Subscribers. Notwithstanding the foregoing, Company may disclose Company Data in aggregated form to T-Mobile’s competitors if (i) such data does not include any Sensitive Information (as defined in Section 7.3), (ii) such data does not identify T-Mobile or its Subscribers; and (iii) the recipient of the Company Data could not reasonable determine or derive T-Mobile or Subscriber-specific information from the aggregated data.

(ii) T-Mobile will own all Subscriber Data it collects (“T-Mobile Data”). To the extent T-Mobile provides T-Mobile Data to Company, Company will store all T-Mobile Data collected by Company during the Term in the United States and will not send it, in any form, outside of the United States. If requested by T-Mobile, Company will delete all copies of T-Mobile Data stored by Company. To the extent Company is permitted to provide and does provide T-Mobile Data to any third party (including subsidiaries and affiliates) in accordance with this Agreement, such third party must (x) agree to be bound by the terms and conditions relating to use of T-Mobile Data as set forth in this Agreement, and (y) use and enforce privacy policies that are no less restrictive as to T-Mobile Data than the provisions of this Agreement.

7.3 Sensitive Information. T-Mobile Data includes the following sensitive information about Subscribers: names, MSISDNs, addresses, telephone numbers, e-mail addresses, social security numbers, credit card numbers, call-detail information, purchase information, product and service usage information, frequent flier information, account information, credit information, demographic information and any other personally identifiable information (“Sensitive Information”). If T-Mobile discloses Sensitive Information to Company, Company will:

(i) Other than Sensitive Information disclosed in the normal course of the parties’ relationship under this Agreement, promptly notify T-Mobile of and be fully responsible for any authorized or unauthorized collection, storage, disclosure and use of, and access to Sensitive Information;

(ii) Implement and maintain administrative, physical and technical safeguards (“Safeguards”) designed to prevent any collection, use or disclosure of, or access to, Sensitive Information that this Agreement does not expressly authorize, including, without limitation, an information security program that meets the prevailing standards of best industry practice to safeguard Sensitive Information. Such information security program will include, without limitation, (x) adequate physical security of all premises in which Sensitive Information will be processed and/or stored; (y) reasonable precautions taken with respect to the employment of and access given to Company personnel, including background checks and security clearances that assign specific access privileges to individuals; and (z) an appropriate network security program. Such network security program will include, without limitation, (1) appropriate access controls and data integrity controls; (2) testing and auditing of all controls; and (3) appropriate corrective action and incident response plans; and

(iii) If T-Mobile reasonably believes that Company has not implemented sufficient Safeguards or that there has been unauthorized access to or disclosure of Sensitive Information, permit T-Mobile (or its authorized representatives), at any time upon reasonable notice, to visit during normal business hours, any or all locations of the Company’s networks, systems and premises and access all relevant books, records,

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procedures and information (“Company Systems”) to assess Company’s compliance with its obligations under this Section 7.3. If T-Mobile determines in connection with any such inspection that Company has failed to perform any of its obligations under this Section 7.3, and T-Mobile notifies Company in writing of Company’s breach, then Company will within [*] business days develop a corrective action plan (subject to T-Mobile’s approval) and implement the plan at its sole expense. These inspection and corrective action rights supplement, and in no way limit, T-Mobile’s other rights in this Agreement.

7.4 Location Based Services.

(i) To the extent any Company Application utilizes device location information (based upon Global Positioning System (GPS) or other location technology), Company must comply in all material respects with the then-current version of the CTIA’s “Best Practices and Guidelines for Location-Based Services,” including, but not limited to:

(1)	provide advance disclosure about how device location information will be used, disclosed, and protected, as well as whether location data will be retained, for how long, and for what purpose; and

(2)	obtain user consent before initiating the use of device location information.

(ii) To the extent any Company Application is permitted to disclose device location information (i.e., information about a location linked to a specific device) to any third party (i.e., to persons other than the user of the device on which the Application resides or the Company), Company must, at a minimum:

(1)	obtain the user’s affirmative on-device consent for the Application to share device location information with third parties;

(2)	provide periodic on-device reminders to the user that device location information is being shared with third parties and of the user’s privacy options regarding such sharing; and

(3)	provide an on-device mechanism through which the device user may immediately revoke any prior consent to share device location information with all or specified third parties.

(iii) Where a Company Application is intended for a parent or guardian to monitor the device location of a minor for whom they are legally responsible, Company may comply with paragraph 7.4(ii) by:

(1)	obtaining the parent or guardian’s affirmative on-devise consent for the Application to share the device location information with the parent or guardian;

(2)	providing periodic on-device reminders to the user that device location information is being shared with the parent or guardian; and

(3)	providing a password protected on-device mechanism through which the parent or guardian (but not the minor user) may immediately revoke any prior consent to share device location information.

8. Representations and Warranty Disclaimer

8.1 Company represents and warrants to T-Mobile that:

(i) Company in performing its obligations hereunder, and Company Applications will at all times comply with all applicable national, state, and local laws and regulations, including but not limited to privacy and data security laws and regulations;

(ii) Company will not access or use T-Mobile’s network except as authorized in this Agreement or otherwise by T-Mobile under a separate agreement;

(iii) Company Applications do not and will not: (v) contain any material that is unlawful, , obscene, or defamatory or that infringes upon or violates any copyright, trademark, patent, personality, publicity, or privacy rights or any other intellectual property or other rights of any third party; (w) promote or facilitate gambling or any illegal activity; (x) contain any TV-14 rated or sexually explicit content; or (y) depict or promote violence, prejudice, discrimination, or racism; (z) contain any information that is false, misleading (including, without limitation, information relating to the source or the author of the message);

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T-Mobile USA, Inc.

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(iv) prior to delivering the Company Applications to T-Mobile, Company will obtain any and all necessary clearances, releases, approvals or consents from third parties and make any and all required payments to third parties (including without limitation to unions or guilds) in connection with the Company Applications so that T-Mobile and its Subscribers can exercise the rights and licenses authorized under this Agreement;

(v) To the extent applicable to Company in performing its obligations hereunder and the Company Applications, Company will comply with the digital millennium copyright act safe harbors for online service providers set forth in 17 USC Section 512 (as amended and superseded) and with the requirements of interactive computer services under the Communications Decency Act, 47 USC Section 230 (as amended and superseded);

(vi) Company Applications will not include or link to content that as determined by T-Mobile in its sole discretion is classified as “Cellular Restricted” under CTIA’s “Cellular Accessible” and “Cellular Restricted” criteria (as amended and superseded) (see http://www.ctia.org/content/index.cfm/AID/10394) and Company Content will comply with any and all T-Mobile content guidelines provided by T-Mobile from time to time (in the event of any conflict between the CTIA criteria and T-Mobile guidelines, Company will comply with the T-Mobile guidelines); and

(vii) Company will comply with the Mobile Marketing Alliance “Consumer Best Practices Guidelines for Mobile Content Services”, referenced at http://www.mmaglobal.com/policies/consumer-best-practices (as amended and superseded).

8.2 Each party warrants and represents that (a) it has the right, power and authority to enter into and fully perform its obligations under this Agreement; and (b) the execution of this Agreement, and the performance of its obligations hereunder, does not and will not conflict with or violate any agreement to which such party is bound.

8.3 DISCLAIMER OF WARRANTIES. EXCEPT FOR THOSE WARRANTIES EXPRESSLY PROVIDED IN SECTION 8.1 AND 8.2, EACH PARTY ON BEHALF OF ITSELF AND ITS SUPPLIERS, DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER WHATSOEVER RELATING TO ALL INFORMATION, MATERIALS, SOFTWARE, TECHNOLOGY, AND SERVICES PROVIDED BY ONE PARTY TO THE OTHER PARTY HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY (IF ANY) IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OF REASONABLE CARE OR WORKMANLIKE EFFORT, OF RESULTS, OF LACK OF NEGLIGENCE, OF A LACK OF VIRUSES OR ERRORS, AVAILABILITY, TIMELINESS, OR OF ACCURACY OR COMPLETENESS OF RESPONSES. EXCEPT FOR THOSE WARRANTIES PROVIDED IN SECTION 8.1 AND 8.2, THERE IS NO WARRANTY OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, CORRESPONDENCE TO DESCRIPTION, AUTHORITY, OR NONINFRINGEMENT WITH RESPECT TO ANY INFORMATION, MATERIALS, SOFTWARE, TECHNOLOGY, AND SERVICES PROVIDED BY ONE PARTY TO THE OTHER PARTY HEREUNDER.

9. Term and Termination.

9.1 The term of this Agreement will commence on the Effective Date and continue for a period of twelve (12) calendar months (“Initial Term”), unless earlier terminated pursuant to this Section 9. Thereafter, the Agreement will be automatically renewed for successive twelve (12) month periods (each a “Renewal Term”), unless either party provides written notice of termination of the Agreement to the other party at least thirty (30) days prior to the end of the Initial Term or then-current Renewal Term. Collectively, the Initial Term and any Renewal Term(s) constitute the “Term.”

9.2 Either party may terminate this Agreement or any Schedule upon not less than thirty (30) days prior written notice to the other party of any material breach of the terms of this Agreement or applicable Schedule by such other party, provided that such other party has not cured such material breach within such thirty (30) day notice period. T-Mobile may terminate this Agreement or any Schedule without cause upon thirty (30) days prior written notice.

9.3 Except as set forth in this paragraph, upon any termination of the Agreement for any reason, all rights and obligations of the parties under this Agreement will be extinguished. Upon termination or expiration of this Agreement:

(i) Company will cease using (x) T-Mobile’s network (except where otherwise permitted pursuant to a separate agreement); (y) any Signing Tool; and (z) all MIDlets that contain a Key or has been signed

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using the Signing Tool, and destroy and certify destruction of all versions of the Company Applications that contain Keys or have been signed using the Signing Tool.

(ii) Sections 1, 2.3, 3.3, 6, 7, 9.3, 10, and 12 will survive the termination or expiration of this Agreement. For the avoidance of doubt, Subscribers’ rights to the client portion of the Company Applications distributed to Subscribers prior to the expiration or termination of this Agreement will survive termination or expiration of this Agreement and there will not be any obligation to remove the Company Application from Subscribers’ Wireless Devices or Storage Locker(s). But, T-Mobile acknowledges that Company may discontinue the subscription functionality and support of Company Applications following expiration or termination of this Agreement, in which case T-Mobile will not permit any more download of the Company Application from Subscribers’ Storage Lockers.

10. Indemnification and Limitation on Liability

10.1 Company will, upon T-Mobile’s written request, defend, indemnify and hold (i) T-Mobile and T-Mobile’s parent, subsidiaries, affiliates, and Service Providers and (ii) the directors, officers, and employees of T-Mobile and its parent, subsidiaries, affiliates and Service Providers harmless from and against any and all third party claims, costs, losses, damages, judgments and expenses (including without limitation reasonable attorneys’ fees) arising out of or in connection with the Company Trademarks, the Company Applications (including a Subscriber’s access to the Company Application outside of the Territory that is not a breach of this Agreement pursuant to Section 3.1(i)), or any breach by Company of this Agreement (“Claims”). T-Mobile will promptly notify Company in writing of any Claim against it of which it becomes aware and will allow Company to control the defense of such Claim. Failure to provide prompt notice will not relieve Company of its obligation to indemnify, except and solely to the extent that the Company is actually prejudiced by T-Mobile’s failure to provide prompt notice. Subject to the following sentence, upon receiving notice of a Claim Company will assume the defense of the Claim, employ counsel reasonably acceptable to T-Mobile, and contest, pay or settle the Claim as it may determine, except that Company will not enter into any settlement that adversely affects T-Mobile’s rights or interests without the prior written consent of T-Mobile. Notwithstanding the preceding sentence, T-Mobile is entitled to defend a Claim through counsel of its own choosing without the participation of Company and at Company’s expense, if: (x) Company fails or refuses to defend the Claim on or before the 15th day after T-Mobile has given written notice pursuant to this Section; or (y) representation of Company and T-Mobile by the same counsel has the potential to constitute a conflict of interest solely to the extent that T-Mobile and Company are each separately named in the Claim. At Company’s expense, T-Mobile will provide reasonable cooperation to Company in connection with the defense or settlement of any such Claim. At T-Mobile’s expense, T-Mobile will be entitled to participate in the defense of any such Claim. Notwithstanding the foregoing, (i) Company will have no obligation under this section to the extent that any such Claims would not have occurred but for T-Mobile’s actual or alleged unauthorized use of or modifications to the Company Application; and (ii) for Claims asserting infringement based solely on the combination of the Company Applications with the hardware, software, products and/or services of T-Mobile or third parties, Company’s obligations under this section shall be limited to the extent that the Company Applications, in light of all asserted intellectual property and the potential novel elements thereof, fall within the scope of alleged infringement.

10.2 EXCEPT FOR BREACH OF SECTION 3.1 OR SECTION 7 AND THE INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, (A) UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING FROM THE SUBJECT MATTER OF THIS AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM AND EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, LOST DATA, LOSS OF ANTICIPATED PROFITS, OR LOST BUSINESS; AND (B) IN NO EVENT WILL EACH PARTY’S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, EXCEED THE GREATER OF (I) THREE MILLION US DOLLARS ($3,000,000.00) OR (II) TWO TIMES THE AMOUNTS OF FEES PAID TO COMPANY UNDER THIS AGREEMENT. THIS LIMITATION IS CUMULATIVE AND WILL NOT BE INCREASED BY THE EXISTENCE OF MORE THAN ONE INCIDENT OR CLAIM.

11. Insurance Requirements. Throughout the Term, Company will maintain the following types and amounts of insurance: (a) Commercial General Liability insurance, with minimum limits of One Million Dollars ($1,000,000) per occurrence; (b) Umbrella Liability insurance with minimum limits of Five Million Dollars ($5,000,000) and (c) Electronic And Information Technology Errors Or Omissions (“EIT E&O”) insurance with minimum limits of One

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Million Dollars ($1,000,000) per occurrence; the Commercial General Liability and Umbrella Liability policies each with a deductible of not greater than Twenty Thousand Dollars ($20,000) and the EIT E&O policy with a deductible of not greater than One Hundred Thousand Dollars ($100,000). At its sole expense, Company will carry and maintain throughout the Term all insurance described above. All deductibles and premiums will be the responsibility of Company. The policies described above will be primary and not contributory with any coverage maintained by T-Mobile. The form of the insurance will at all times be subject to T-Mobile’s reasonable approval, and the insurance carrier or carriers must be good and reputable insurance companies. Additionally, if any such required policy terminates or expires during the Term, Company will renew or replace it in accordance with the terms of this paragraph.

12. General Provisions.

12.1 Independent Contractors. T-Mobile and Company are independent contractors under this Agreement, and nothing herein will be construed to create a partnership, joint venture, franchise or agency or fiduciary relationship between them. Neither party has any authority to enter into agreements of any kind on behalf of the other party and neither party will attempt to or create any warranty or other obligation, express or implied, on behalf of the other party.

12.2 Assignment; Merger. Company may not assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of T-Mobile. In the event of (i) a merger of Company with another entity, regardless of where the assigning party is the surviving party, (ii) the sale or transfer of a majority of Company’s assets, (iii) an acquisition of fifty percent (50%) or more of the Company’s voting stock or other voting interests by a third party, and (iv) change in beneficial ownership of fifty percent (50%) or more of Company’s ownership equity or if an unauthorized attempted assignment occurs, T-Mobile will have the right to terminate this Agreement upon written notice to the assigning party or surviving entity. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

12.3 Choice of Law; Jurisdiction; Attorneys’ Fees. This Agreement will be governed by, and construed in accordance with, the laws of the State of Washington as applied to contracts performed therein but without reference to its choice of law rules. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly disclaimed. Each party hereby irrevocably consents to exclusive personal jurisdiction and venue in the state and federal courts located in King County, Washington with respect to any actions, claims, or proceedings arising out of or in connection with this Agreement. The parties may not to commence or prosecute any such action, claim, or proceeding other than in the aforementioned courts. In any dispute concerning or arising under this Agreement or any transaction relating hereto, the prevailing party will be entitled to reasonable attorneys’ fees and costs.

12.4 Waiver. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

12.5 Notices. Any notice or other communication required or permitted to be given hereunder will be given in writing and delivered in person, sent via confirmed facsimile or delivered by recognized courier service, properly addressed and stamped with the required postage, to the applicable party at its address specified in the signature field of this Agreement and will be deemed effective upon receipt. Either party may from time to time change the individual designated to receive notices or its address by giving the other party notice of the change in accordance with this Section.

12.6 Severability. If any provision of this Agreement will for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions will remain in full force and effect. If any provision of this Agreement will, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision will be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

12.7 Interpretation. The headings, subheadings, and other captions in this Agreement are for convenience and reference only and will not be used in interpreting, construing, or enforcing any of the terms of this Agreement. Each party acknowledges that it has had the opportunity to review this Agreement with legal counsel of its choice, and there will be no presumption that ambiguities will be construed or interpreted against the drafter, and no

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presumptions made or inferences drawn because of the inclusion of a term not contained in a prior draft or the deletion of a term contained in a prior draft.

12.8 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.

12.9 Force Majeure. Any delay in the performance of any duties or obligations of either party (except the payment of money owed) will not be considered a breach of this Agreement if such delay is caused by a third-party labor dispute, third party bankruptcy, cessation of business by any third-party supplier, fire, earthquake, flood, act of God, or any other event beyond the reasonable control of such party, provided that such party uses reasonable efforts under the circumstances to notify the other party of the circumstances causing the delay and to resume performance as soon as possible.

12.10 No Publicity/Advertising. Except as permitted in Section 3, neither party will issue any publicity or general marketing communications concerning this Agreement, the relationship of the parties, or any other matter concerning the other party without the prior written consent of the other party. No identification of T-Mobile or use of T-Mobile’s names, trade names, marks, trademarks, service marks, brands, logos (collectively, the “T-Mobile Marks”), codes, drawings, specifications or other references to T-Mobile will be used in any of Company’s advertising, marketing or promotional activities without T-Mobile’s prior written approval, which approval may be withheld in T-Mobile’s sole discretion. Use of the T-Mobile Marks may require a separate licensing agreement, at T-Mobile’s sole discretion.

12.11 No Obligation. T-Mobile does not have any obligation to distribute the Company Applications and may cease distribution and disable access at any time, including but not limited to by de-provisioning Company’s connection to T-Mobile’s network, blocking access to the Company Applications, disabling any links to the Company Applications, and blocking messages from Company and Company Applications.

12.12 Integration. This Agreement including all exhibits and Schedules contains the entire understanding of the parties with respect to the transactions and matters contemplated herein, supersedes all prior and contemporaneous agreements or negotiations between Company and T-Mobile concerning the subject matter hereof, and cannot be amended except by a writing dated subsequent to this Agreement and signed by both parties. No course of dealing or usage of trade may be invoked to modify the terms and conditions of this Agreement.

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Exhibit A

Schedule #1

This Schedule 1 (“Schedule 1”) is made pursuant to that certain T-Mobile USA Mobile Application Agreement (the “Agreement”), effective as of December 6, 2009, by and between MobiTV, Inc. (“Company”) and T-Mobile USA, Inc. (“T-Mobile”).

1. Description of Company Applications. “MobiTV,” which is MobiTV’s proprietary service offering that enables delivery of a variety of news, general entertainment, sports and other television content to mobile devices over wireless networks.

2. Wireless Devices.

Company will optimize the Company Applications for the all of the following Wireless Devices:

(a) Windows Mobile 3G Wireless Device (currently named “Blackbird”).”

(b) All 3G enabled Wireless Devices; as mutually agreed in writing by both parties.

3. Payment Terms

(a) Payments to Company. Within [*] days after the end of each calendar month during the Term, T-Mobile will report (substantially in the form set forth in Exhibit G hereto) the amounts owed to Company from activities during the previous calendar month and make any payment owed to Company as described below.

(i) Monthly Recurring Fee. If T-Mobile charges any usage or subscription fees solely for use of the Company Application, T-Mobile will pay Company the greater of (1) [*] per Subscriber that pays a subscription fee solely for use of the Company Application per month or (2) [*] of such fees paid by a Subscriber to T-Mobile.

(ii) Promotions [*]. If T-Mobile promotes the Company Application by embedding the Company Application on a Wireless Device, featuring the Company Application in a T-Mobile promoted category, or including an icon that links to a download of the Company Application on a Wireless Device (i.e. “virtual preload”), then the revenue share amounts T-Mobile pays in Subsection 3(a)(i) will be [*].

(iii) Content Bundles. If a Subscriber pays a single fee for the right to obtain multiple pieces of content (whether or not the Content is pre-selected or user-selected) (“Content Bundle”), T-Mobile will, subject to [*] per Subscriber, use the Weighted Average Price when calculating any revenue share amounts owed to Company for Company Applications under this Section 3. The “Weighted Average Price” is calculated as follows: [*] .

(iv) No Royalty. For purposes of clarification, any taxes, regulatory fees and other government-mandated charges collected by T-Mobile and transport, service, usage and/or subscription fees paid to T-Mobile for access to or use of T-Mobile’s network or voice or data services are not subject to the revenue sharing provisions of this Agreement. Notwithstanding anything contained herein to the contrary, Company Applications used, reproduced, and distributed by T-Mobile employees and Service Providers in connection with Storage Lockers, free trials, testing, support, and marketing of the T-Mobile network and/or the Company Applications (including resends) are not royalty-bearing activities and are not subject to the payment obligations set forth in this Agreement. T-Mobile will not be obligated to pay Company any fees under this Schedule and will be entitled to a credit for the Company Applications distributed by T-Mobile if T-Mobile issues a credit or refund for use of such Company Applications.

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(b) Advertising payments to T-Mobile. Within 60 days after the end of each calendar month during the Term, Company will report the amounts owed to T-Mobile from activities during the previous calendar month and make any payment owed to T-Mobile as described below.

(i) Revenue Share. Company will pay to T-Mobile [*] of the net revenues received by Company in connection with all advertising and promotions included on or in Company Applications (including, without limitation, revenues received in connection with advertising and promotions within the Programming). For purposes of the foregoing sentence, “net revenue” means the gross revenue collected in connection with all advertising and promotions on the Company Applications (including without limitation Programming) less any advertising agency or sales commissions and related expenses and reasonable, verifiable out of pocket third party costs and expenses paid by Company in Connection with such revenues (all such deductions not to exceed a cumulative total of [*] of the gross revenues collected).

(ii) Late Payments. Company will pay T-Mobile interest on any amounts not paid by Company when due at the rate of the lesser of (i) [*] per month or (ii) [*].

(iii) Other Charges. Except as provided in this Agreement, Company will not charge Subscribers any fees in connection with the Company Applications.

(c) Taxes.

(i) The amounts to be paid by T-Mobile to Company do not include any foreign, U.S. federal, state or local taxes or regulatory fees or other government-mandated charges, arising as a result of or in connection with the transactions contemplated under the Agreement (all such amounts, together with any penalties, interest or any additions thereto, collectively “Taxes”). T-Mobile is not liable for any Taxes incurred in connection with or related to the license or sale of the Company Application by Company to T-Mobile under the Agreement, and all such Taxes will be the financial responsibility of Company. In addition to any amounts payable by Company under this Schedule, all Taxes that are imposed upon or with respect to the transactions or payments contemplated hereunder (with the exception of net income taxes of T-Mobile and taxes associated with T-Mobile subscriber charges, collectively “T-Mobile Taxes”), are the financial responsibility of and will be paid by Company. Company will indemnify, defend and hold T-Mobile harmless with respect to any Taxes and claims, causes of action, costs (including reasonable attorneys’ fees) and any other liabilities related to such Taxes for which Company is financially responsible under this Section whether or not collected by T-Mobile.

(ii) Except as otherwise provided in this Agreement, each party to this Agreement is solely responsible for and will perform the collection, remittance, reporting and administration (“Tax Administration”) of any and all sales, use, value added, or other taxes or regulatory fees that are imposed with respect to any and all transactions, agreements, undertakings and operations that it enters into with its customers, subscribers, suppliers and any other third parties, including without limitation, in the case of Company, those initiated or taking place through the Company Applications and in the case of T-Mobile, the charges to its subscribers for the Company Applications (collectively, “Third Party Transactions”). Each party will indemnify and hold the other party to this Agreement harmless from and against both (A) any liability or cost of any tax, penalties and interest that arise with respect to its third party Tax Administration, and (B) any other tax liability imposed upon or with respect to its Third Party Transactions, provided that any taxes arising with respect to transactions between T-Mobile and Company will be governed by Section (c)(i) of this Schedule and not this Section (c)(ii).

4. Cooperative Marketing Commitment. Company will make the Company Application available for a [*] day trial period at no cost to Blackbird Subscribers. Such [*] day trial period will begin on the day the Subscriber first accesses the Company Application (the “Free Trial”). In return, T-Mobile will promote the Company Application in marketing channels (“T-Mobile Marketing Commitments”), such as in-store and in-box printed materials, on-box promotion and on T-Mobile’s Blackbird microsite. Company acknowledges that the content, quantity and timing of the T-Mobile Marketing Commitments is solely and exclusively under T-Mobile’s creative control. Company also acknowledges that T-Mobile may promote the Company’s content providers within the T-Mobile Marketing Commitments subject to the applicable content provider’s prior consent in each case. [*].

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Exhibit B

Company Trademarks

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Exhibit C

Reporting

Company will provide T-Mobile the following data:

Usage

•	Total number of minutes, unique views and views per month

•	Average number of minutes, unique views and views per Subscriber per month

Videos

If and when videos can be accessed through the Company Application(s):

•	Average number of videos watched per month

•	Total average length of videos watched per user per month

Wireless Devices

•	Activity (number of minutes, unique views and views) by Wireless Device per month

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Exhibit D

SERVICE LEVEL AGREEMENT

Purpose

This SLA sets forth the parties’ agreement with respect to the service level availability and support that Company will provide in connection with its performance under the Agreement.

1.	Company Contact Information

Hours of Operation	24 hours a day, 7 days a week and 365 days a year (7/24/365)

Contact Phone Number	(24 x 7 support) [*] Note: This number is to be answered directly by an individual.

Email Address	[*]

2.	Networked Application Availability

Company will provide a [*] up time for the network components of all Networked Applications, excluding only the Exclusions (“Service Threshold”). Compliance with the Service Threshold and calculation of Outages (as defined below) will be measured on a calendar month basis. The actual up time percentage will be calculated by dividing the total number of minutes in which there were Outages during an applicable month (excluding only mutually agreed scheduled maintenance time) by the total number of actual minutes in such month (also excluding mutually agreed scheduled maintenance time), and then subtracting the resulting number from 1 and multiplying that amount by 100; i.e., a calculation using the following formula: 1- (total Outage minutes in a month/total minutes in said month less scheduled maintenance times) x 100. Any event caused by any of the following shall not be an incident, nor measured as an Outage or calculated for purposes of the Service Threshold (collectively, “Exclusions”): (i) the action or inaction of T-Mobile, its affiliates or third party vendors or suppliers, (ii) technical problems within T-Mobile’s network, (iii) a force majuere event, (iv) Planned Outages under Section 3, below, (v) the quality or form of content provided by third part content providers; or (vi) the action or inaction of third parties (e.g. satellite providers).

Severity Levels referenced in this SLA are defined in Section 3 below.

If T-Mobile notifies Company via email or other writing of a Severity 1 or 2 incident, an “Outage” corresponding to such incident will be measured from the time of T-Mobile’s initial email or telephone call to the Company until the service is available to end users.

If T-Mobile notifies Company via email or other writing of a Severity 3 incident, then for purposes of this Agreement, an “Outage” corresponding to such incident will occur if Company does not fully resolve such incident and restore the affected network components of all Networked Applications within [*] (the “Restoral Period”) after receiving T-Mobile’s initial email or telephone call. If a Severity 3 incident is not so resolved within the Restoral Period, the Outage will be measured from the time of T-Mobile’s initial email or telephone call regarding such incident until the incident is fully resolved. If Company fully resolves a Severity 3 incident within the Restoral Period, then no Outage will be taken into account with respect to such incident for purposes of determining compliance with the Service Threshold for such month.

Company will provide T-Mobile with a report of actual service availability within fifteen (15) days after the end of each calendar month of the Term. If Company fails to comply with the Service Threshold in any particular month, such failure will be deemed a material breach for which T-Mobile may in its discretion terminate this Agreement unless Company cures such breach within the following thirty (30) days by complying with the Service Threshold during such period. In addition, and notwithstanding anything to the contrary in Section 9 of the Agreement, if Company fails to meet the Service Threshold for any two (2) months during the Term (whether or not consecutive), T-Mobile may terminate the Agreement upon thirty (30) days written notice to Company without providing any further opportunity to cure.

3.	Incident Handling and Updates; Escalation Procedures; Planned Outages

Company will be responsible for coordinating all incident isolation, testing and repair work for all Company Applications. Severity levels will be determined and communicated to Company by T-Mobile. During the incident

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isolation and troubleshooting process, Company will communicate incident resolution progress with T-Mobile and escalate its problem resolution efforts based upon the times specified in the table below. Company will proactively inform T-Mobile when an issue or condition arises that may cause potential system anomalies and be a potential source for the creation of trouble tickets. Company will provide status updates as described below, which updates will include the following information:

Start time of incident.

Current status of repair.

Description of the aspect(s) of the network components of all Networked Applications that is/are unavailable, with a detailed description of impact on Subscribers.

Estimated time of repair.

Also, in the event of a Severity Level 1 or 2 incident, Company will, at its own expense, post and maintain a “page down” “application down,” “feature down,” or similar status notice in a manner reasonably intended to inform all Subscribers of the status of the affected network components of all Networked Applications and, if possible, when the network components of all Networked Applications are likely to be fully restored.

Severity Level and Incident Handling Notification Procedures

Trouble Severity Code	Description	Restoral Expectations	Status Update Intervals; Update Objectives	Initial Response Time
Severity 1	“Severity 1 Error” means an error in the Company Application that: • [*]; • [*] • [*]. Example: [*].	[*]	[*] (Continual update information through to resolution via conference bridge w/[*] updates on bridge. Bridge established by T-Mobile at point of failure identification.)	[*]

Severity 2	“Severity 2 Error” means an error in the Company Application other than an outage on a particular channel that: • [*] • [*].	[*]	[*] (communication via telephone call and follow-up email from Company to confirm)	[*]

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Trouble Severity Code	Description	Restoral Expectations	Status Update Intervals; Update Objectives	Initial Response Time
Severity 3	“Severity 3 Error” means an error in the Company Application that [*].	[*]	[*] (communication via telephone call and follow-up email from Company to confirm)	[*]

Escalation Procedures

T-Mobile and Company will maintain an escalation process to aid in problem resolution with respect to all Company Applications should any outstanding incidents warrant, either because a party has not responded to an incident within the parameters set forth in this agreement, or because an incident has not been resolved within the Restoral Expectations set forth in the table above. T-Mobile and Company will exchange escalation procedures and contact lists. These lists will be routinely maintained, updated, and republished as changes warrant. As of the Effective Date, the escalation process will use the following contact information:

Company Escalation Contact List

Tier	Title	Phone (Office)	Phone (Mobile)	Email Address
1	Network Operations Center	[*]	n/a	[*]

2	Network Operations Center Manager	[*]	[*]	[*]

3	Director of Operations	[*]	[*]	[*]

4	VP of Operations	[*]	[*]	[*]

Planned Outages

(i)	Coordination of Maintenance

As of the Effective Date, Company’s standard maintenance downtime for the network components of Networked Applications is one (1) time per week between 9: p.m. to 1:00 a.m. PST. Any activities beyond the regularly scheduled maintenance window are considered Outages and will be addressed per the above provisions on the Service Threshold.

(ii)	Regular

Regular maintenance is defined as routine, scheduled maintenance outside the schedule maintenance downtime described above. T-Mobile requires seventy-two (72) hour notification and approval of activities prior to maintenance. If proper notification and approval is not given, such regular maintenance is an Outage as described in Section 2 above.

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(iii)	Emergency

Emergency maintenance is defined as maintenance that must be performed immediately, regardless of time of day. Such maintenance will be categorized as an Outage as described in Section 2 above.

4.	General Requirements

In conjunction with its monthly report on the Service Threshold for the previous month, Company will provide T-Mobile with a written confirmation of its Company’s scheduled maintenance downtime for the forthcoming two (2) months.

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Exhibit E

Prohibited Advertising

Adult Content

Do not show ads for adult, pornographic, obscene or offensive content. Do not show sexually explicit advertising, advertise for protection against pregnancy or sexually transmitted diseases, or advertising for the treatment of sexually transmitted diseases

Alcohol	Do not show ads that promote, sell or facilitate the sale of alcoholic beverages.

Alternate Communication Carriers	Do not show ads for alternative communication carriers, including, but not limited to: - [*] - [*] - [*] - [*] - [*] - [*] - [*] - [*] - [*] - [*] - [*]

Areas of Questionable Legality	Do not show ads for offers of products or services of questionable legality such as Cuban cigars, falsely obtained passwords, pyramid schemes, non-FDA-approved HIV home test kits etc.

Beating Drug Tests	Do not show ads for offers that appear to facilitate the evasion of drug laws, such as ways to “beat” a drug test.

Bypassing Copyright Protection	Do not show ads for offers that offer or promote software that bypasses copyright protection or circumvents any controls to distribute, copy or access copyrighted works.

Cable Descramblers	Do not show ads for offers of products that descramble cable and satellite signals in order to get free cable services.

Children	Do not show ads targeted to children under the age of 18.

Competitors

Do not show ads for mobile operator competitors of T-Mobile, including, but not limited to:

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

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Execution Copy

- [*] - [*] - [*] - [*] - [*]

Counterfeit Products	Do not show ads for offers of counterfeit, fake or bootleg products.

Data Collection

Do not show ads for offers whose primary purpose is the collection of personally identifiable information to be used for consumer or promotional marketing, or related purposes. Do not show ads for content that links to or redirect to such offers.

Deceptive or Unsubstantiated	Do not show ads that are false, misleading or deceptive, omit material terms of an advertised offer, or contain unsubstantiated claims or messages.

Defamatory, Libelous, Threatening

Do not show ads for defamatory, libelous or threatening offers. Do not show ads that contain racial or religious epithets, advocates doing physical harm to people or their property, or is unquestionably false on its face. Do not show ads that advocate against any individual or group.

Drugs

Do not show ads for offers that appear to facilitate the distribution, use or cultivation of illegal substances, substances of questionable legality or substances whose primary purpose seems to be recreational mind alteration.

Ethnically Sensitive Content	Do not show ethnically sensitive sites or content.

Fake IDs	Do not show ads for offers of fake IDs or education transcripts.

Online Gambling

Do not show ads for sites that have gambling or online gambling as their central theme. Among such sites are those that accept wagers or require payment or significant effort in exchange for the chance to win prizes, as well as sites that offer both information and links related primarily to the promotion of online gambling.

If an offer is soliciting users to participate in online gambling (including, without limitation, through email correspondence with users), then terminate that listing.

Pharmaceutical Products

Do not show ads for Over The Counter (“OTC”) or prescription medications that have not been not approved by the Food & Drug Administration (“FDA”) or are being promoted for non-FDA-approved purposes (i.e. no advertising for “off-label” uses of an OTC product).

Additionally, it is the advertiser’s responsibility to ensure that all health-related claims for OTC and prescription medications, including any claims with respect to the efficacy of the product, are properly substantiated with reliable scientific and/or clinical evidence.

Prostitution	Do not show ads that suggest the availability of prostitution services.

Suffering and Violence

Do not show ads for offers that advocate, glorify or promote the following:

- Graphic or violent images (such as those showing blood or dismemberment)

- Human cannibalism

- Human suffering or death

- Rape

- Torture

Tobacco	Do not show ads for tobacco products.

Traffic Tickets	Do not show ads for content that offers products or promotes ways to evade traffic tickets.

Weapons	Do not show ads for content that offers automatic weapons, military-style assault weapons, or parts for these weapons.

Wi-Fi Competitors	Do not show ads for alternative Wi-Fi service providers, including, but not limited to: - [*] - [*] - [*] - [*]

Mobile Application Agreement	Page 22 of 26	Confidential

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

T-Mobile USA, Inc.

Execution Copy

- [*] - [*] - [*] - [*] - [*] - [*] - [*]

Mobile Application Agreement	Page 23 of 26	Confidential

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

T-Mobile USA, Inc.

Execution Copy

Exhibit F

[*]

Mobile Application Agreement	Pages 24-25 of 26	Confidential

* Pages 24-25 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

T-Mobile USA, Inc.

Execution Copy

Exhibit G

[*]

Mobile Application Agreement	Page 26 of 26	Confidential

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT TO T-MOBILE USA MOBILE APPLICATION AGREEMENT

This FIRST AMENDMENT T-MOBILE USA MOBILE APPLICATION AGREEMENT (this “Amendment”), effective as of May 17, 2010 (the “Amendment Date”), is entered into by and between T-Mobile USA, Inc., a Delaware corporation, with offices at 12920 SE 38th Street, Bellevue, WA 98006 (“T-Mobile”), and MobiTV, Inc., a Delaware corporation, with a principal place of business at 6425 Christie Avenue, 5th Floor, Emeryville, CA 94608 (“Company”) (T-Mobile and Company each referred to as a “Party” and collectively referred to as the “Parties”) for the amendment of the Agreement, as defined below.

WHEREAS, the Parties entered into a T-Mobile USA Mobile Application Agreement, effective as of December 6, 2009, pursuant to which the Company licensed certain Applications for distribution over certain wireless networks (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows, effective as of the Amendment Date:

1. DEFINED TERMS. All capitalized terms used herein and not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement.

2. PROGRAMMING TIERS. Section 1 of Schedule #1 of Exhibit A to the Agreement is hereby deleted and-replaced in its entirety with-the following:

“Description of Company Applications. Company Applications means “MobiTV,” which is the Company’s proprietary offering that enables delivery of a variety of news, general entertainment, sports and other television to mobile devices over wireless networks. MobiTV includes (i) the “Premier Content,” which consists of a package of content offered to Subscribers for a fee, and (ii) the “Hispanic Mini-Pack,” which consists of a package of content that will include multiple channels targeted at a Latino audience (i.e., solely by way of example, Telemundo, Azteca America, Mun2, ESPN Deportes, Cine Mexicano, and/or Discovery en Español), and which is offered to Subscribers for a fee separate from the fee for the Premier Content.”

3. WIRELESS DEVICES. The Wireless Device listed as “Blackbird” in Schedule #1 to the Agreement is now referred to as “HTC HD2”. Accordingly, all references in Schedule #1 to “Blackbird” are hereby deleted and replaced with “HTC HD2”. In addition, Section 2 of Schedule #1 of Exhibit A to the Agreement is hereby deleted and replaced in its entirety with the following:

“Wireless Devices. Company will optimize the Company Applications for all of the following Wireless Devices: All 30 enabled Wireless Devices, as mutually agreed in writing by both parties, including but not limited to the Android device currently named “Supersonic.” and the Windows Mobile 3G Wireless Device currently named “HTC HD2”“

4. PROMOTIONS [*]. The following sentence is hereby appended to the end of Section 3(a)(ii) of Schedule #1 of Exhibit A to the Agreement: [*]

5. MARKETING AGREEMENT. The first three sentences of Section 4 of Schedule #1 of Exhibit A to the Agreement are hereby deleted and replaced in their entirety with the following:

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Company will make the Company Applications available for a [*] day trial period at no cost to HTC HD2 and Supersonic Subscribers. Such [*] day trial period will begin on the day such Subscriber first accesses the applicable Company Application (the “Free Trial”). In return, T-Mobile will promote MobiTV in marketing channels (“T-Mobile Marketing Commitments”), such as in-store and in-box printed materials, on-box promotion and on T-Mobiles HTC HD2 and Supersonic microsites.”

6. SUBCONTRACTORS. This confirms that with respect to the Agreement, MobiTV shall be authorized to share T.-Moblie Confidential Information with subcontractors on a need to know basis solely for the purpose of allowing such subcontractors to provide services under such Agreement, and provided that (I) such subcontractors are bound In writing to maintain the confidentiality of such data to the same extent as set forth in the Agreements; and (2) MobiTV remains liable under the Agreement for all acts and omissions of such subcontractors in performing such services.

7. NO FURTHER CHANGES. Except es modified hereby, all provisions of the Agreement shall be unaffected and shall remain in full forte and of bet in accordance with their terms, but in the event of any inconsistencies between the provisions of the Agreement and the provisions of this Amendment, the latter shall control.

8. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The parties may execute this Amendment by exchanging counterparts by mail or by facsimile.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year set forth above.

MOBITV, INC.	T-MOBILE USA, INC.

/s/ SCOTT HAMILTON	/s/ BRADFORD DUEA
Signature	Signature

SCOTT HAMILTON	Bradford D. Duea
Printed Name	Printed Name

SVP SALES	V.P. Applications & Media
Title	Title

5/17/2010	May 27, 2010
Date	Date

MobiTV – T-Mobile USA Amendments	2

Confidential

SECOND AMENDMENT TO T-MOBILE USA MOBILE APPLICATION AGREEMENT

This SECOND AMENDMENT TO T-MOBILE USA MOBILE APPLICATION AGREEMENT(this “Amendment”), effective as of October 1, 2010 (the “Amendment Date”), is entered into by and between T-Mobile USA, Inc., a Delaware corporation, with offices at 12920 SE 38th Street, Bellevue, WA 98006 (“T-Mobile”), and MobiTV, Inc., a Delaware corporation, with a principal place of business at 6425 Christie Avenue, 5th Floor, Emeryville, CA 94608 (“Company”) for the amendment of the Agreement, as defined below.

BACKGROUND

WHEREAS, the parties entered into a T-Mobile USA Mobile Application Agreement, effective as of December 6, 2009, as amended, pursuant to which the Company licensed certain Applications for distribution over certain wireless networks (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows, effective as of the Amendment Date:

AMENDMENT

I. DEFINED TERMS. All capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

II. DEFINITIONS. The definitions of “Subscriber” and “Wireless Device(s)” are hereby deleted from Section 1. The following definitions of “Subscriber,” “T-Mobile Trademarks,” “Wireless Devices” and “White Label Application” are hereby added to Section 1:

“Subscriber” means any user of T-Mobile’s wireless network or someone who access a Wi-Fi network via a tablet device who is registered with T-Mobile or otherwise authorized to access such network and has represented to T-Mobile that such person has a billing address in the United States.

“T-Mobile Trademarks” mean the trademarks and services marks provided by T-Mobile to Company under this Agreement for use in connection with a White Label Application.

“Wireless Device(s)” means wireless devices that are enabled to access T-Mobile’s wireless network or, in the case of tablet devices, any wireless network.

“White Label Application” means a Company Application that is branded with T-Mobile Trademarks.

III. PRELOADING. As of the Amendment Date, unless otherwise agreed to by the parties in writing, T-Mobile may preload, or direct its Service Providers to preload, the Company Applications on Wireless Devices and distribute those Wireless Devices to Subscribers without amending the list of Wireless Devices on Schedule #1. In addition, Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.1 Delivery. For each Company Application, Company will deliver versions that are optimized for the Wireless Devices mutually agreed upon by T-Mobile and the Company. Company will deliver the Company Applications via a method mutually agreed upon by Company and T-Mobile and in accordance with the T-Mobile submission document provided separately to Company by T-Mobile (which will be completed by Company and submitted to T-Mobile). If T-Mobile determines that each version of the Company Application submitted by Company complies with this Agreement, T-Mobile may make the Company Application available for download to or preload on Wireless Devices (“Launch”).”

IV. PROGRAMMING. Section 2.5 of the Agreement is hereby deleted in its entirety.

V. TRADEMARKS. The following is hereby added to the end of Section 3.2:

“During the Term, T-Mobile hereby grants to Company a limited, non-exclusive, royalty-free license to reproduce, distribute and display the T-Mobile Trademarks in connection with incorporating the T-Mobile Trademarks into White Label Applications approved by T-Mobile

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under this Agreement and for advertising, marketing, and promotional purposes. Each separate use of T-Mobile’s Trademarks will be subject to T-Mobile’s prior written approval in each instance and may be granted or withheld by T-Mobile in its sole discretion. All uses of T-Mobile’s Trademarks will be in compliance with T-Mobile’s marks requirements attached as Exhibit H (as amended by T-Mobile from time to time upon notice to Company). Company agrees that all uses by it of T-Mobile’s Trademarks, including the goodwill and reputation associated therewith, will inure to the benefit of T-Mobile. Notwithstanding the foregoing approval requirements, the parties acknowledge that no advance approval is required for a fair use of a Company or T-Mobile Trademark, such as a nominative fair use or descriptive fair use, as such terms are described in 15 U.S.C. §1125.”

VI. SUBSCRIBER TERMS. Section 4.5 of the Agreement is hereby deleted and replaced with the following:

“4.5 Subscriber Terms.

(i) If a Company Application is identified as a White Label Application in a Schedule, this Section 4.5(i) will apply. Company will ensure that the White Label Application will give each Subscriber an opportunity to review and knowingly accept the terms of T-Mobile’s privacy policy, service agreement(s), and end user licenses or decline the installation of the White Label Application. Company must provide prominent disclosures of T-Mobile’s terms of service prior to and at the time the Subscriber downloads the White Label Application. The parties will mutually agree on the retail price of the Company Applications (ii) If a Company Application is not identified as a White Label Application in the Schedule, this Section 4.5(ii) will apply. The parties will mutually agree on the retail price of the Company Applications. Company will disclose to Subscribers and permit Subscribers the opportunity to review and accept, in conformance with all applicable laws and regulations: (x) all terms relating to the purchase and use of Company Applications (including but not limited to, as applicable, warnings as to whether and how updates or upgrades will occur); and (y) Company’s policy regarding data collection, use, and disclosure, including but not limited to, what data may be collected by the Company and Company Applications and how data may be used.”

VII. SUPPORT SERVICES. Section 4.6 of the Agreement is hereby deleted and replaced with the following:

“4.6 Subscriber Services. If a Company Application is identified as a White Label Application in a Schedule or T-Mobile is handling billing for the Company Application through Company’s use of Direct Billing APIs whereby the charges for a Subscriber’s purchase of Products from Company appear on such Subscriber’s monthly T-Mobile bill(“Direct Billing”), T-Mobile will be responsible for providing, or arranging for the provision of, first level support services with respect to the Company Applications, with the Company providing additional support and escalation. Company will be responsible for providing, or arranging for the provision of, all support services with respect to all other Company Application with T-Mobile providing additional support and escalation related to issues with T-Mobile’s network. Company’s obligation to support each Company Application will continue until the later of: (i) the expiration of the period of time Company has determined that the Company Application will be available or supported; and (iii) the date Company stops supporting all Company Application users that have obtained the Company Application from distribution channels other than T-Mobile. If Company decides to stop providing support for a Company Application as permitted under this Section, then Company will provide written notice that the Company Application will no longer be supported to (a) T-Mobile at least 60 days before Company stops providing support; and (b) to each Subscriber that has downloaded the Company Application, if such Subscriber accesses the service during such time period, at least 30 days before Company stops providing support. Company will, on a website operated by Company, prominently provide, at a location that is easily accessible to a Subscriber, contact information (at a minimum, an e-mail alias) for Company’s customer service.

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Company must permit Subscribers to uninstall the Company Application and unsubscribe from any subscription services. If T-Mobile personnel experience any technical problems with the Company Applications or if T-Mobile receives questions or complaints from Subscribers regarding the Company Applications, Company will cooperate in good faith with T-Mobile and use commercially reasonable efforts to resolve any problems raised by T-Mobile or its Subscribers. To the extent that the T-Mobile customer care organization is receiving a historically disproportionate number of calls related to the Company Applications, the parties shall meet to review and confer regarding any appropriate remediation steps to be instituted to reduce the future level of such calls and the possibility of financial remuneration.”

VIII. SENSITIVE INFORMATION. Section 7.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.2 Subscriber Data.

(i) If a Company Application is identified as a White Label Application in the applicable Schedule, this Section 7.2(i) will apply.

(a) All Subscriber Data collected by Company in connection with the White Label Application (“White Label Data”) will be owned by T-Mobile. Company may only use White Label Data to perform its obligations under this Agreement, including sharing such White Label Data with content providers and Company’s subcontractor or agents subject to confidentiality restrictions consistent with the terms of this Agreement. Company will store all White Label Data collected by Company during the Term in the United States, and make all White Label Data collected and stored by Company during the Term available to T-Mobile or T-Mobile’s designee for at [*] years from the later of the creation or collection of such White Label Data by Company. Company will not, at any time, store or send White Label Data, in any form, outside of the United States.

(ii) If a Company Application is not identified as a White Label Application in the applicable Schedule, this Section 7.2(ii) will apply.

(a) Company will own all Subscriber Data it collects (“Company Data”). Company will not disclose Company Data to any third party in contravention of any applicable law or its privacy policy. Company will not disclose Company Data to any competitor of T-Mobile or use Company Data to market the products or services of any T-Mobile competitor to Subscribers. Notwithstanding the foregoing, Company may disclose Company Data in aggregated form to T-Mobile’s competitors if (i) such data does not include any Sensitive Information (as defined in Section 7.3), (ii) such data does not identify T-Mobile or its Subscribers; and (iii), the recipient of the Company Data could not reasonable determine or derive T-Mobile of Subscriber-specific information from the aggregated data.

(b) T-Mobile will own all Subscriber Data it collects (“T-Mobile Data”). To the extent T-Mobile provides T-Mobile Data to Company, Company will store all T-Mobile Data collected by Company during the Term in the United States and will not send it, in any form, outside of the United States. If requested by T-Mobile, Company will delete all copies of T-Mobile Data stored by Company. To the extent Company is permitted to provide and does provide T-Mobile Data to any third party (including subsidiaries and affiliates) in accordance with this Agreement, such third party must (x) agree to be bound by the terms and conditions relating to use of T-Mobile Data as set forth in this Agreement, and (y) use and enforce privacy policies that are no less restrictive as to T-Mobile Data than the provisions of this Agreement.”

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IX. REPRESENTATIONS AND WARRANTIES.

(a) Sections 8.1(iii) and 8.1(iv) of the Agreement are hereby deleted and replaced with the following:

“(iii) Company Applications and Marketing Materials do not and will not: (v) contain any material that is unlawful, obscene, or defamatory or that infringes upon or violates any copyright, trademark, patent, personality, publicity, or privacy rights or any other intellectual property or other rights of any third party; (w) promote or facilitate gambling or any illegal activity; (x) contain any content with a more explicit rating than TV-14 or sexually explicit content; or (y) depict or promote violence, prejudice, discrimination, or racism; (z) contain any information that is false, misleading (including, without limitation, information relating to the source or the author of the message). The foregoing warranty does not apply to any T-Mobile Trademarks or materials provided to Company by T-Mobile;

(iv) prior to delivering the Company Applications and Marketing Materials to T-Mobile, Company will obtain any and all necessary clearances, releases, approvals or consents from third parties and make any and all required payments to third parties (including without limitation to unions or guilds) in connection with the Company Applications so that T-Mobile and its Subscribers can exercise the rights and licenses authorized under this Agreement;”

(b) The following sentence is hereby added to the end of Section 8.2: “T-Mobile represents and warrants to Company that Company’s use of the T-Mobile Trademarks as permitted hereunder will not infringe upon or violate any copyright, trademark, or any other intellectual property or other rights of any third party, and T-Mobile will defend, indemnify and hold Company and its directors, officers and employees harmless from and against any third party claims, costs, losses, damages, judgments and expenses arising out of any breach of the foregoing.”

X. TERM AND TERMINATION. The first sentence of Section 9.1 is hereby deleted and replaced in its entirety with the following: “The term of this Agreement will commence on the Effective Date and continue until December 31, 2011 (“Initial Term,”) unless earlier terminated pursuant to this Section 9.”

XI. PROGRAMMING TIERS. Section 1 of Schedule #1 of Exhibit A to the Agreement is hereby deleted and replaced in its entirety with the following:”

“1. Company Applications.

(a) General. Company will deliver “MobiTV” as a Company Application under the Agreement and this Schedule, which is the Company’s proprietary service and application offering that enables delivery of a variety of news, general entertainment, sports and other television to mobile devices (including without limitation, tablets) over wireless networks. The various MobiTV offerings include, without limitation, a combination of the following services and content offerings:

(i) “Free Content,” which consists of selected Programming provided by MobiTV to T-Mobile and Subscribers at no cost to T-Mobile;

(ii) “Premier Content,” which consists of a package of general entertainment Programming offered to Subscribers for a fee; and

(iii) “Mini-Packs,” which consist of a package or single channel of Programming organized around a particular genre or theme, and each of which is offered to Subscribers for a fee separate from the fee for the Premier Content.

Under this Schedule, Company will deliver both a Company-branded MobiTV service and application and a T-Mobile-branded MobiTV service and applications (as described in Section 1(b) of this Schedule).

(b) White Label Application.

(i) Company will customize the user interface of its MobiTV offering with the T-Mobile Trademarks in accordance with the specifications reasonably

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designated by T-Mobile (as such specifications may change from time to time upon notice to Company) to create a T-Mobile-branded version of MobiTV (the “T-Mobile-Branded MobiTV”). T-Mobile-Branded MobiTV is a “White Label Application” under the terms of the Agreement. Company will deliver a fully-functional release quality version of T-Mobile-Branded MobiTV to T-Mobile in accordance with the timeline mutually agreed to by the parties for T-Mobile’s review and approval.

(ii) Provided that T-Mobile makes T-Mobile-Branded MobiTV commercially available, Company will host, maintain, deliver and support T-Mobile-Branded MobiTV throughout the Term in accordance with the Agreement, including this Schedule and the Service Level Agreement for White Label Applications.

(iii) T-Mobile will exclusively control and administer the registration and activation of Subscribers on T-Mobile-Branded MobiTV and will set the retail price for T-Mobile-Branded MobiTV.

(c) Control of Programming.

(i) Subject to the terms and conditions of the Agreement, including without limitation the warranties in Section 8 of the Agreement, Company will exclusively manage, refresh, create, delete, edit and otherwise control any and all aspects of the Programming on MobiTV, except in the case of T-Mobile-Branded MobiTV as provided herein.

(ii) T-Mobile will have final approval rights over the Programming licensed by Company and made available to Subscribers via the T-Mobile-Branded MobiTV. T-Mobile may propose any additions, removals or reordering of such Programming and, subject to third party content rights availability, Company’s contractual obligations to the third party Programming providers, third party content license fees, and Company’s provisioning costs (e.g., encoding and video delivery infrastructure), Company will comply with such requests. In the event that any Programming is in violation of Section 8.1(iii) of the Agreement, upon notice by T-Mobile or Company’s knowledge of such fact, Company will, subject to compliance with any contractual obligations to its third party Programming providers, remove such Programming as soon as commercially possible, which will in any event be less than forty-eight (48) hours.

(iii) T-Mobile-Branded MobiTV and Company-branded versions of MobiTV that are preloaded on tablets will include ongoing Free Content from categories, which may include, without limitation, news, sports, kids, seasonal, weather, comedy and Spanish language and may change from time to time.

(iv) If T-Mobile desires to make Programming from any source other than Company available to Subscribers via T-Mobile-Branded MobiTV, the parties will negotiate in good faith the terms under which such Programming will be included within T-Mobile-Branded MobiTV and will amend the Agreement to provide for such Programming.

(d) Limited Exclusivity. For [*] months following the initial date of availability of T-Mobile-Branded MobiTV to Subscribers, Company will not offer the [*] and (subject to completion of agreements between Company and [*] and [*], respectively, providing for free content) [*] and [*] Programming available for free or otherwise at no cost to any third party other than as provided in this Agreement.”

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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XII. WIRELESS DEVICES. Section 2 of Schedule #1 (as amended in the First Amendment) is hereby deleted in its entirety and replaced with the following:

“2. Wireless Devices: Company will optimize the Company Applications for all of the following Wireless Devices: All 3G enabled Wireless Devices, as mutually agreed in writing by both parties, including but not limited to tablets, the Android device currently named “Vibrant”, the Windows Mobile 3G Wireless Device currently named “HTC HD2”, and the HTC 3G Wireless Devices currently codenamed “Emerald” and “Schubert.”

XIII. PAYMENTS. The payment provisions in Section 3(a) of Schedule #1 to the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) T-Mobile Billing of Subscribers. Where T-Mobile bills Subscribers in connection with MobiTV, either via Direct Billing or in connection with T-Mobile’s mobile content distribution storefront, T-Mobile and Company will share amounts collected from Subscribers as follows:

	Premier Content	Mini-Packs
T-Mobile-Branded MobiTV	[*] to Company [*] to T-Mobile	[*] to Company [*] to T-Mobile

MobiTV-Branded Tablets	[*] to Company [*] to T-Mobile	[*] to Company [*] to T-Mobile

All other MobiTV (excluding Tablets)	[*] to Company [*] to T-Mobile	[*] to Company [*] to T-Mobile

(ii) Direct Billing Procedures. Amounts collected by T-Mobile in connection with Direct Billing are subject to, and will be distributed to Company in accordance with the terms of that certain “Direct Carrier Billing Addendum” that the parties intend to negotiate and separately execute and attach to the Agreement.

(iii) T-Mobile Storefront Billing Procedures. For amounts collected by T-Mobile from Subscribers in connection with T-Mobile’s content distribution storefront, T-Mobile will report amounts owed to Company (substantially in the form set forth in Exhibit G) from activities during the prior calendar month within 30 days after the end of each calendar month and make any payment owed to Company as described in Section 3(a)(i) within 60 days after the end of each calendar month. For purposes of clarification, any taxes, regulatory fees and other government-mandated charges collected by T-Mobile and transport, service, usage and/or subscription fees paid to T-Mobile for access to or use of T-Mobile’s network or voice or data services are not subject to the revenue sharing provisions of this Agreement. Notwithstanding anything contained herein to the contrary, Company Applications used, reproduced, and distributed by T-Mobile employees and Service Providers in connection with testing, support, and marketing of the T-Mobile network and/or the Company Applications (including resends), not to exceed the [*] as set forth in Section 5 of Schedule 1, are not royalty-bearing activities and are not subject to the payment obligations set forth in this Agreement. T-Mobile will not be obligated to pay Company any fees under this Schedule and will be entitled to a credit for the Company Applications distributed by T-Mobile if T-Mobile issues a credit or refund for use of such Company Applications.

(iv) Content Bundles. If a Subscriber pays a single fee for the right to obtain multiple pieces of content (whether or not the content is pre-selected or user-selected and whether or not the content is the Company Application and third party content or multiple pieces of the Company Application grouped together) (“Content Bundle”), T-Mobile will use the Weighted Average Price when calculating any revenue share amounts owed to Company under this Section 3(a)(i). The “Weighted Average Price” is calculated as follows: [*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*]

(v) Credit Card Billing.

(a) Company will pay T-Mobile, on a monthly basis, an amount equal to T-Mobile’s portion of the revenue share listed in Subsection 3(v)(b), below, of its Credit Card Billing Revenues (the “Credit Card Fee”) for the previous month. “Credit Card Billing Revenues” are defined as total amounts billed by Company to Subscribers with respect to the Company Application or from subscriptions, in-product purchases, and other transactions arising from uses of the Company Application, after adjustment for refunds paid to Subscribers by Company, reversals and applicable taxes to be remitted by Company with respect to such amounts.

(b) T-Mobile and Company will share Credit Card Billing Revenues as follows:

	Premier Content	Mini-Packs
T-Mobile-Branded MobiTV	[*] to Company [*] to T-Mobile	[*] to Company [*] to T-Mobile

All other MobiTV	[*] to Company [*] to T-Mobile	[*] to Company [*] to T-Mobile

(c) Within 30 days of the end of each calendar month, Company will transmit to T-Mobile a monthly report, in a mutually-agreed format, of its Credit Card Billing Net Revenues (including adjustments used to calculate such net amount) for the previous calendar month and within 60 days after the end of each calendar month, pay to T-Mobile the Credit Card Fee corresponding to such reported Credit Card Billing Net Revenues.

(vi) [*]

XIV. MARKETING AGREEMENT. Section 4 of Schedule #1 of Exhibit A is hereby deleted in its entirety.

XV. PROMOTIONAL ACCOUNTS. The following is hereby appended to Schedule #1 of the Agreement as a new Section 5:

“5. Promotional Accounts. The Company will provide up to [*] of the Company Application at any one time free to T-Mobile for the purpose of enabling demonstration of the Company Application in T-Mobile retail stores by T-Mobile employees. The parties will work together in good faith to implement a reporting process to identify and track the Wireless Device using such promotional accounts by October 30, 2010.”

XVI. REPORTING. The following language is hereby appended to the end of Exhibit C to the Agreement:

“Customer Care:

•	Average call duration

•	Average queue time

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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•	Call abandon rate

•	Issue resolution rate

•	Comparison of key performance indicators (listed below) with actual metrics:

•	Average call duration: <[*]

•	Average queue time: <[*]

•	Call abandon rate: <[*]%

•	Issue resolution target: >[*] %”

XVII. SERVICE LEVEL AGREEMENT. Exhibit D to the Agreement is hereby renamed “Exhibit D-1” and its title is changed to “Service Level Agreement for Company Applications other than White Label Applications. References in the Agreement to Exhibit D shall be deemed to be references to Exhibit D-1. “Exhibit D-2, Service Level Agreement for White Label Applications” attached to this Second Amendment as Appendix A is hereby added as Exhibit D-2 to the Agreement. Section 4.2 of the Agreement is hereby deleted and replaced with the following:

“4.2 Service Level Agreement. Company and all Company Applications (excluding White Label Applications) will comply with the service level agreement in Exhibit D-1. Company and all White Label Applications will comply with the service level agreement in Exhibit D-2 (Exhibits D-1 and D-2 are collectively referred to herein as “SLA”).”

XVIII. MARKS GUIDELINES. “Exhibit H, T-Mobile Marks Rules” attached to this Amendment as Appendix B is hereby appended to the end of the Agreement as a new “Exhibit H.”

XIX. NO FURTHER CHANGES. Except as modified hereby, all provisions of the Agreement shall be unaffected and shall remain in full force and effect in accordance with their terms, but in the event of any inconsistencies between the provisions of the Agreement and the provisions of this Amendment, the latter shall control.

XX. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The parties may execute this Amendment by exchanging counterparts by mail or by facsimile.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year set forth above.

MOBITV, INC.	T-MOBILE USA, INC.

/s/ CHARLES NOONEY	/s/ BRADFORD DUEA
Signature	Signature

Charles Nooney	Bradford D. Duea
Printed Name	Printed Name

CEO	VP, Product Management
Title	Title

10/19/10	Oct 20, 2010
Date	Date

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix A to the Second Amendment

Exhibit D-2

SERVICE LEVEL AGREEMENT FOR WHITE LABEL APPLICATIONS

Purpose

This SLA sets forth the parties’ agreement with respect to the service level availability and support that Company will provide in connection with its performance with respect to any White Label Applications under the Agreement.

1.	Company Contact Information

Hours of Operation	24 hours a day, 7 days a week and 365 days a year (7/24/365)

Contact Phone Number	(24 x 7 support) [*] Note: This number is to be answered directly by an individual.

Email Address	[*]

2.	Networked Application Availability

Company will provide a [*] up time for the network components of all Networked Applications, excluding only the Exclusions (“Service Threshold”). Compliance with the Service Threshold and calculation of Outages (as defined below) will be measured on a calendar month basis. The actual up time percentage will be calculated by dividing the total number of minutes in which there were Outages during an applicable month (excluding only mutually agreed scheduled maintenance time) by the total number of actual minutes in such month (also excluding mutually agreed scheduled maintenance time), and then subtracting the resulting number from 1 and multiplying that amount by 100; i.e., a calculation using the following formula: 1- (total Outage minutes in a month/total minutes in said month less scheduled maintenance times) x 100. Any event caused by any of the following shall not be an incident, nor measured as an Outage or calculated for purposes of the Service Threshold (collectively, “Exclusions”): (i) the action or inaction of T-Mobile, its affiliates or third party vendors or suppliers, (ii) technical problems within T-Mobile’s network, (iii) a force majeure event, (iv) Planned Outages under Section 3, below, (v) the quality or form of content provided by third part content providers; or (vi) the action or inaction of third parties (e.g. satellite providers).

Severity Levels referenced in this SLA are defined in Section 3 below.

An outage (“Outage”) is defined as a Severity Level 1 or Severity Level 2 incident. In addition, the parties may identify and mutually agree upon specific live events (“Special Live Events”) that would merit special treatment of any outage on the channel covering such Special Live Event. If so, the parties shall mutually agree in writing, at least seven (7) days in advance of such Special Live Event, that the inability to play live video associated with such Special Live Event will be counted as an Outage even if such inability affects only the channel carrying the Special Live Event. A Severity 3 incident shall not be deemed an Outage.

If T-Mobile notifies Company via email or other writing of a Severity 1 or 2 incident, an Outage corresponding to such incident will be measured from the earlier of (i) the time such incident is detected by the Company’s Network Operations Center or (ii) the time of T-Mobile’s initial email or telephone call to the Company, until the service is available to end users. Company will provide T-Mobile with a report of actual service availability within fifteen (15) days after the end of each calendar month of the Term. If Company fails to comply with the Service Threshold for any three (3) consecutive calendar months during any twelve (12) calendar month period, T-Mobile may terminate the Agreement upon thirty (30) days written notice to Company without providing the Company with opportunity to cure. If exercised, such termination right, together with T-Mobile’s rights in Section 5 herein, shall be T-Mobile’s sole and exclusive remedy for such failure to comply with the Service Threshold.

3.	Incident Handling and Updates; Escalation Procedures; Planned Outages

Company will be responsible for coordinating all incident isolation, testing and repair work for all Company Applications. Severity levels will be determined and communicated to Company by T-Mobile. During the incident

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential

isolation and troubleshooting process, Company will communicate incident resolution progress with T-Mobile and escalate its problem resolution efforts based upon the times specified in the table below. Company will proactively inform T-Mobile when an issue or condition arises that may cause potential system anomalies and be a potential source for the creation of trouble tickets. Company will provide status updates as described below, which updates will include the following information:

Start time of incident.

Current status of repair.

Description of the aspect(s) of the network components of all Networked Applications that is/are unavailable, with a detailed description of impact on Subscribers.

Estimated time of repair.

Also, in the event of a Severity Level 1 or 2 incident, Company will, at its own expense, post and maintain a “page down” “application down,” “feature down,” or similar status notice in a manner reasonably intended to inform all Subscribers of the status of the affected network components of all Networked Applications and, if possible, when the network components of all Networked Applications are likely to be fully restored.

Severity Level and Incident Handling Notification Procedures

Trouble Severity Code	Description	Restoral Period	Status Update Intervals; Update Objectives	Initial Response Time
Severity 1	“Severity 1 Error” means there is a [*]	[*]	[*] (Continual update information through to resolution via conference bridge w/ [*] updates on bridge. Bridge established by T-Mobile at point of failure identification.)	[*]

Severity 2	“Severity 2 Error” means: 1. [*] • [*] • [*] • [*] • [*] • [*] • [*]	[*]	[*] (communication via telephone call and follow-up email from Company to confirm)	[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Trouble Severity Code	Description	Restoral Period	Status Update Intervals; Update Objectives	Initial Response Time
• [*] 2. [*]

Severity 3	“Severity 3 Error” means an error in the Company Application that [*]	[*]	[*] (communication via telephone call and follow-up email from Company to confirm)	[*]

Escalation Procedures

T-Mobile and Company will maintain an escalation process to aid in problem resolution with respect to all Company Applications should any outstanding incidents warrant, either because a party has not responded to an incident within the parameters set forth in this agreement, or because an incident has not been resolved within the Restoral Period set forth in the table above. T-Mobile and Company will exchange escalation procedures and contact lists. These lists will be routinely maintained, updated, and republished as changes warrant. As of the Effective Date, the escalation process will use the following contact information:

Company Escalation Contact List

Tier	Title	Phone (Office)	Phone (Mobile)	Email Address
1	Network Operations Center	[*]	n/a	[*]

2	Network Operations Center Manager	[*]	[*]	[*]

3	Director of Operations	[*]	[*]	[*]

4	VP of Operations	[*]	[*]	[*]

Planned Outages

(i)	Coordination of Maintenance

As of the Effective Date, Company’s standard maintenance downtime for the network components of Networked Applications is one (1) time per week on either a Monday or a Wednesday between 11:00 p.m. to 3:00 a.m. PST. Any activities beyond the regularly scheduled maintenance window are considered Outages and will be addressed per the above provisions on the Service Threshold.

(ii)	Regular

Regular maintenance is defined as routine, scheduled maintenance outside the schedule maintenance downtime described above. T-Mobile requires seventy-two (72) hour notification and approval of activities prior to maintenance. If proper notification and approval is not given, such regular maintenance is an Outage as described in Section 2 above.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(iii)	Emergency

Emergency maintenance is defined as maintenance that must be performed immediately, regardless of time of day. Such maintenance will be categorized as an Outage as described in Section 2 above.

4.	General Requirements

In conjunction with its monthly report on the Service Threshold for the previous month, Company will provide T-Mobile with a written confirmation of its Company’s scheduled maintenance downtime for the forthcoming two (2) months.

5.	Remedies

In any calendar month, if the Service Threshold as calculated according to Section 1 herein falls below 99.9%, T-Mobile shall be entitled to reduce its payments to the Company for such month by the following percentages of total fees paid by T-Mobile to the Company for such month:

Service Threshold Achieved	Reduction in Fees paid to Company for Such Month
[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

Any claims by T-Mobile to an entitlement to payments or credits under this Section 5 must be requested by T-Mobile within [*] days after the Service Threshold is reported of the end of such calendar month. (i.e. [*]).

The remedies set forth in this Section 5 and in Section 2, above, shall be the sole and exclusive remedies available to T-Mobile’s with regard Outages.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix B to the Second Amendment

Exhibit H

T-Mobile Marks Rules

T-Mobile Marks Rules

A. Marks Rules. These Rules apply to (1) Company’s use of the trademarks and service marks of Deutsche Telekom AG that are sublicensed by T-Mobile to Company under the Agreement (“DT Marks”); (2) Company’s use of T-Mobile’s trademarks and service marks that are licensed by T-Mobile to Company under the Agreement (“T-Mobile Marks”); as well as T-Mobile’s slogans (collectively, “Marks”).

1. Authorization to Use Marks.

Company must obtain T-Mobile’s prior written consent to use and reproduce the Marks as T-Mobile may authorize in writing from time to time and solely in connection with the performance of Company’s obligations under the Agreement.

2.	Registration Symbols.

When using the Marks, Company must use the proper notice symbol to reflect whether a Mark is registered or unregistered. There are three types of symbols:

•	® indicates a trademark registered in the United States.

Example: T-MOBILE®

•	TM indicates an unregistered trademark, i.e., a term used as an adjective to identify a T-Mobile product.

Example: DASHTM

•	SM indicates an unregistered service mark, i.e., a term used as an adjective to identify a T-Mobile service.

Example: MYFAVESSM

These symbols must be placed on each of the Marks the first time that a Mark appears in a document, the first time a Mark appears on a page (including on a Web page), and on all media.

A list of the T-Mobile’s principal trademarks and service marks, and trademarks and service marks that are licensed to the T-Mobile by its parent corporation, Deutsche Telekom AG, are attached at the conclusion of these Marks Rules.

If Company has any questions about the current registration status of any of the T-Mobile’s Marks, please direct inquiries to T-Mobile’s Intellectual Property Counsel at IPCOUNSEL@t-mobile.com.

3.	Use of Marks.

•	Always use a Mark as an adjective modifying a noun. Do not use a Mark as a noun.

Correct: “T-MOBILE® global wireless services.”

Incorrect: “T-MOBILE® can be used around the world.”

Correct: “Access the Internet with the SIDEKICK® device.”

Incorrect: “Access the Internet with SIDEKICK®.”

•	Use Marks (other than logos) in block letters only.

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Correct: “FAMILYTIME®”

Incorrect: “FamilyTime®”

•

Use DT Marks exactly as used by Deutsche Telekom AG, and T-Mobile Marks exactly as used by T-Mobile, without varying the spelling, abbreviating, adding or deleting hyphens, breaking one word into two or more words, pluralizing, or making possessive through use of apostrophes.

Incorrect: “TMO®” (abbreviation)

Incorrect: “TMOBILE®” (omitting a hyphen that is part of the mark)

Incorrect: “FAMILY-TIME®” (inserting a hyphen that is not part of the mark)

Incorrect: “We sell SIDEKICK®-related products” (inserting a hyphen between the mark and surrounding words)

Incorrect: “STYLE PAPER®” (breaking one mark into two words)

Incorrect: “GETSMORESM plans” (pluralizing)

Incorrect: “MYFAVESM plans” (making singular)

Incorrect: “T-MOBILEWEB’sSM Internet services” (possessive)

•	Use DT logos exactly as used by Deutsche Telekom, and T-Mobile logos exactly as used by T-Mobile, without any alteration or modification to the design, words, colors and/or proportions.

•

Keep Marks visually distinct from other text, images or materials. In particular, keep the T-MOBILE® logo as a stand-alone icon, without other marks or logos grouped with it. Only DT Marks and T-Mobile Marks may be used in conjunction with the T-MOBILE® logo.

•	Do not use Marks in conjunction with the marks or logos of other wireless service providers or other third parties.

4. Notices. Company must include the following legend as a footer appearing in the same document or on the same page as the Marks:

“T-MOBILE, the color magenta, the digits design and [LIST OTHER MARKS] are registered and/or unregistered trademarks and/or service marks of Deutsche Telekom AG. STICK TOGETHER, MYFAVES and the MYFAVES logo are registered and/or unregistered trademarks and/or service marks of T-Mobile, Inc. and/or its subsidiaries and affiliates.”

5. Additional Rules.

•	Company may not adopt the Marks, or confusingly similar versions of the Marks, as its own trademarks and/or service marks. By way of example and not limitation, Company may not:

•	Use the Marks, or confusingly similar versions of the Marks, as all or part of a company name or trade name, whether registered or not.

•

Use the Marks, or confusingly similar versions of the Marks, in a domain name. If Company uses the Marks in this manner, Company will be required to transfer ownership of the domain name to T-Mobile or to Deutsche Telekom AG, as appropriate.

•	Register or apply to register the Marks, or confusingly similar versions of the Marks, in any fashion.

•	Adopt or use the color magenta in any manner.

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•

Company may not market and/or sell third party goods and/or services that incorporate the Marks, or confusingly similar versions of the Marks, in any manner. By way of example and not limitation, Company may not market and/or sell third party goods that incorporate the color magenta.

•	Company may not use the Marks, or confusingly similar versions of the Marks, in a manner that implies Deutsche Telekom’s and/or T-Mobile’s sponsorship or endorsement.

•

Company may not use the Marks, or confusingly similar versions of the Marks, in a manner that is inaccurate, distasteful or that disparages Deutsche Telekom, T-Mobile and/or their respective affiliates and subsidiaries. Company may not use the Marks, or confusingly similar versions of the Marks, in any manner that T-Mobile determines, in its sole discretion, diminishes or damages Deutsche Telekom’s and/or T-Mobile’s goodwill in the DT Marks or T-Mobile Marks, respectively.

•

Upon termination of the Agreement for any reason, Company must deliver to T-Mobile all literature, materials, business cards, signs, labels, and other documents, and all registrations, upon which or in which the Marks appear.

•

Deutsche Telekom and T-Mobile reserve the right to review any use of the DT Marks and T-Mobile Marks, respectively, at any time. Company must provide T-Mobile with specimens of Mark usage prior to use, and a reasonable opportunity to review and approve Company’s use of the Marks prior to their use.

•	Certain T-Mobile products and/or services include products and/or technology of third parties. Company may not use any marks of third parties without their express permission.

•	Company’s use of the DT Marks is additionally restricted by the DT Trademark Guidelines in this Exhibit.

7. Reservation of Rights. T-Mobile may begin using new Marks, modify and revise its Marks, and abandon use of its Marks at any time and in its sole discretion.

8. Amendment. This Exhibit is subject to change upon thirty (30) days prior written notification by T-Mobile to Company.

B. DT Trademark Guidelines. The following Trademark Guidelines provide detailed information on licenses and permission granted by Deutsche Telekom AG (“DT”) to Company to use logos, trademarks and designations of DT (hereinafter “DT Marks”). These trademark guidelines are legally binding and define the contents of the granted license. The following “Questions and Answers” explain the requirements to be fulfilled by the Company with regard to the use, the qualities and the costs of the use of the DT Marks:

1.	Am I entitled to use the DT Marks in any way I wish?

No. The DT Marks may only be used in accordance with the provisions included in the Trademark Guidelines and with the attached guidelines of use (e.g. Marks Rules). These provisions are binding and are to be strictly adhered to.

2.	Am I entitled to allow third parties to use the DT Marks or am I entitled to hand over to third parties items and/or printed matter provided with the DT Marks?

No. The right to use the DT marks may not be transferred. The Company is not entitled to grant the right to use the DT Marks to sub-representatives or even to grant sub-licenses.

Items and/or printed matter provided with the DT Marks may generally not be handed over to third parties in order to be used in the marketing of goods or services. Such action requires the explicit previous consent of DT.

Of course, items and/or printed matter may be handed over to final consumers.

3.	Am I entitled to use the DT Marks for other purposes than for the purpose of characterizing the services that are subject to the contract?

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No. Company shall use the DT Marks only for the purpose of characterizing the services that are subject to the contract. Furthermore, any use of the DT Marks as a T-Mobile USA name, as any other business name, as an Internet domain, as a component of a T-Mobile USA name, or as any other business name or internet domain is not allowed.

In particular, it is not allowed to characterize sales products with the DT Marks.

Of course, it is moreover not allowed to have the DT Marks registered as a trademark, as a T-Mobile USA name, as an internet domain, or as a component thereof.

4.	Is there any context between the entitlement to use the DT Marks and the quality of the services offered under this designation?

Yes. The Company undertakes to use the DT Marks exclusively for characterizing of contractual services that comply with the highest quality requirements and the respective state of the art in technology.

Furthermore, the designation and the DT Marks may only be used in a way and in connection with goods and services which comply with the excellent reputation of the trademarks of DT and which exclude any damage or interference with this reputation.

5.	Am I obliged to inform DT if I find out that third parties possibly infringe the trademark rights of DT with regard to the DT Marks?

Yes. Should the Company learn that a third party uses the designation and/or applies for its registration as a trademark, T-Mobile USA name or internet domain with regard to which there may be a likelihood of confusion with the rights concerning the DT Marks, it is obligated to inform DT immediately.

6.	Will I have to bear the costs incurred in connection with the use of the DT Marks by myself?

Yes. DT will provide Company with the specimen of DT Marks free of charge, in order for the DT marks to be used in accordance with the provision of the contract. The costs incurred in connection with the use of the DT marks by the Company shall be borne by the Company itself. Further printed or other specimen may be obtained from DT against reimbursement of the costs incurred.

T-MOBILE USA, INC.	PROPRIETARY AND CONFIDENTIAL FINAL – Execution Copy

DIRECT CARRIER BILLING ADDENDUM

This Direct Carrier Billing Addendum (“Addendum”) supplements and modifies the T-Mobile USA Mobile Application Agreement effective as of October 1, 2010, between MobiTV, Inc., a Delaware corporation, with a principal place of business at 6425 Christie Avenue, 5th Floor, Emeryville, CA 94608 (the “Company”) and T Mobile USA, Inc., a Delaware corporation and its Affiliates, with a principal place of business at 12920 SE 38th Street, Bellevue, WA 98006 (“T-Mobile”), as amended to date (the “Agreement”). This Addendum is effective as of the Effective Date of the Agreement.

BACKGROUND

The parties have agreed to this Addendum for the purpose of allowing Company to do direct carrier billing by integrating its customer billing system with T-Mobile’s, so that Subscribers who make purchases from Company in connection with Company Applications will receive the charges from such transactions on their monthly bill from T-Mobile.

In consideration of the mutual promises and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

l. DEFINITIONS. All capitalized terms used Addendum will have the meaning assigned to them in the Agreement, unless otherwise defined herein. In addition to the terms defined elsewhere in this Addendum, the following terms, when used in this Addendum, will have the following meanings:

1.1 “Campaign Purchase Web Service API” means the interface that permits Subscribers to purchase Products that will be charged to such Subscriber’s monthly T-Mobile bill.

l.2 “Direct Billing APIs” means Campaign Purchase Web Service API and the Recurring Web Service API, both of which shall be considered T-Mobile Confidential Information and subject to T-Mobile’s Intellectual Property Rights.

1.3 “Direct Billing Guidelines” mean the “Strategic Partner Go-To-Market Guidelines for Direct Billing” published by T-Mobile in the Partner Portal at https://developer.t-mobile.com/site/global/home/p_home.jsp, as such guidelines may be updated from time to time by T-Mobile.

1.4 “Direct Billing Net Revenues” means total amounts billed to T-Mobile Subscribers with respect to purchases of Products, after adjustment for returns or credits to Subscribers, testing and demonstration transactions, any applicable transaction processing costs, and any applicable taxes to be remitted by T-Mobile with respect to such amounts.

1.5 “Direct Billing” means the process by which (through Company’s use of the Direct Billing APIs as authorized herein) the charges for a Subscriber’s purchase of Products from Company appear on such Subscriber’s monthly T-Mobile bill.

1.6 “Partner Portal” means T-Mobile’s online developer partner portal available at http://developer.tmobile.com or such other address designated by T-Mobile.

1.7 “Products” means the Company Applications and any other digital content or services offered for purchase to Subscribers through the Company Applications that are both (a) used and consumed principally on the Subscriber’s Wireless Device and (b) approved by T-Mobile as provided in the Direct Billing Guidelines.

1.8 “Recurring Web Service API” means the interface that permits the Company to bill Subscribers for Products on a recurring monthly basis via their monthly T-Mobile bill.

1.9 “Refund Rate” means the monthly percentage rate of refunds for a Product, which is calculated by dividing (a) the total dollar amount of refunds issued by T-Mobile or Company for a Product during a calendar month by (b) the total dollar amount invoiced by T-Mobile for the Products via Direct Billing during the same calendar month and multiplying the resulting quotient by 100 to get a percentage.

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T-MOBILE USA, INC.	PROPRIETARY AND CONFIDENTIAL FINAL – Execution Copy

2. DIRECT BILLING. Company may use T-Mobile’s Direct Billing APIs solely to allow Subscribers to charge their Product transactions directly to their monthly T-Mobile bill.

2.1 Direct Billing Guidelines. Company’s Direct Billing activities and all Products must comply at all times with this Addendum and the Direct Billing Guidelines. T-Mobile may update the Direct Billing Guidelines from time to time at its discretion. T-Mobile will use commercially reasonable efforts to provide Company notice of any material changes to the Direct Billing Guidelines. However, Company should regularly check the Direct Billing Guidelines for changes to maintain compliance.

2.2 Integration. Subject to Company’s continued compliance with the Agreement, T-Mobile will provide Company with an account profile for accessing the Partner Portal, documentation, and access to the Direct Billing APIs to assist in integrating Products with T-Mobile’s Direct Billing systems. At Company’s expense Company will perform the necessary integration to enable Direct Billing in accordance with the procedures in the Direct Billing Guidelines. Company may not conduct any Direct Billing transactions for a Product until T-Mobile has approved the integration of T-Mobile’s Direct Billing systems with the Product.

2.3 Suspension and Disabling of Direct Billing. T-Mobile may, in its sole discretion, suspend Company’s Direct Billing privileges under this Addendum or suspend Direct Billing of a Product if T-Mobile reasonably believes that: (a) Company or a Product is not in compliance with applicable law or this Addendum (including the Direct Billing Guidelines) and such non-compliance is not remedied within the time period designated by T-Mobile (if any), or (b) the Refund Rate for a Product is higher than [*] for any [*] calendar month period. T Mobile will exercise its commercially reasonable efforts to provide written notice (which notice may be provided via email to Company) of any such suspension. If T-Mobile suspends Direct Billing with any Product, Company will disable the applicable Product’s access to Direct Billing and will not submit any Direct Billing transactions to T-Mobile in connection with such Product.

2.4 License. Subject to the terms of the Agreement and solely for the purpose of establishing and maintaining Direct Billing, T-Mobile grants Company a limited, revocable (under the terms of this Addendum), non-transferable, non-sublicenseable, non-exclusive, royalty-free license to: distribute, display, and reproduce the Direct Billing APIs solely as necessary to implement Direct Billing in accordance with the Direct Billing Guidelines. The license set forth in this Section 2.4 will automatically terminate with the termination or expiration of this Addendum. Upon termination of this license, Company will immediately stop using the Direct Billing APIs and promptly remove them from Company Applications and systems. With respect to the Direct Billing APIs, all rights not expressly granted to Company in this section or in the rest of the Agreement are reserved to T-Mobile. Company does not acquire any ownership interest or other rights in the Direct Billing APIs by virtue of this Addendum.

3. NOTICE TO SUBSCRIBERS.

3.1 Subscriber and Purchase Terms. T-Mobile will determine in its sole discretion (and may change from time to time) the terms on which it makes Direct Billing available to Subscribers as further described in the Direct Billing Guidelines. Company will be responsible for providing notice of Direct Billing to Subscribers prior to the completion of any initial Direct Billing transaction in accordance with the Direct Billing Guidelines and in a form approved in writing by T-Mobile.

3.2 Other Communications. T-Mobile must approve and Subscribers must explicitly consent to any other services, notifications, or communications from Company that Subscriber is not explicitly purchasing in the Direct Billing transaction.

3.3 MSISDN Management.

(a) Company acknowledges that if Company attempts to provide a Product or do Direct Billing to any MSISDN that is restricted by T-Mobile (i.e. blocked as invalid or subject to content and/or purchase restrictions), the Product and Direct Billing will not be delivered and Company may receive an error code. If Company receives an error code or is otherwise notified that a MSISDN is restricted from Direct Billing transactions, Company must immediately stop Direct Billing to such MSISDN.

(b) If Company conducts subscription billing using Direct Billing (i.e. re-occurring monthly payments), then Company must download from T-Mobile, on a daily basis, a file containing an updated list of invalid MSISDNs (i.e. MSISDNs that have been cancelled, deleted, changed or are expired). As soon as possible, but no later than five (5) business days after a MSISDN has appeared on T-Mobile’s list of invalid MSISDNs or Company

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

T-MOBILE USA, INC.	PROPRIETARY AND CONFIDENTIAL FINAL – Execution Copy

has otherwise been notified that a MSISDN is invalid, Company must: (i) stop Direct Billing to the MSISDN, and (ii) remove the MSISDN from its database.

4. SUPPORT. The parties will work together to support and maintain the integration between their respective systems to enable Direct Billing throughout the Term. The parties will develop and adopt appropriate customer care procedures, as further outlined in the Agreement or as may be provided in the Direct Billing Guidelines, to address Direct Billing questions presented through Company customer care channels. Such procedures must include, without limitation, a procedure for the hand off of customer care calls from T-Mobile to Company. Notwithstanding the foregoing, the parties acknowledge and agree that nothing in this Addendum is intended to change the customer service and support requirements in the Agreement.

5. SUBSCRIBER BILLING.

5.1 Billing Structure. A Subscriber’s agreement to purchase Products using Direct Billing will, immediately and without any required action by Company, vest in T-Mobile the right to collect directly from the Subscriber payment of their debt for such purchase. Company will include in its notice to Subscribers (pursuant to Section 3.1 herein) that Subscribers must pay T-Mobile for purchases made through Direct Billing. T-Mobile may, in its sole discretion, select a bank to process payments from T-Mobile’s accounts to Company’s accounts. T-Mobile will have sole discretion as to whether, and to what extent, to pursue collection against a Subscriber. Company may not seek payment directly from Subscribers for Direct Billing transactions, regardless of whether T-Mobile pays Company for such transactions.

5.2 Eligibility. T-Mobile will decide in its sole discretion which Subscribers and purchases are eligible for Direct Billing. T-Mobile will be entitled to control the messages presented to Subscribers regarding eligibility for Direct Billing, as further described in the Direct Billing Guidelines.

5.3 Products. Products must be limited to content and services consumed principally on a Wireless Device that have been approved by T-Mobile. Company may not charge for physical products or services using Direct Billing.

5.4 Limits. In its discretion T-Mobile may occasionally impose transaction, daily, monthly and Subscriber Direct Billing purchase limits and may reject Direct Billing transactions to the extent that they exceed such limits or if the Subscriber is delinquent in paying a T-Mobile bill or otherwise has not maintained their account in goodstanding.

6. PAYMENTS. T-Mobile will bill Subscribers for all Direct Billing transactions for Products undertaken by Subscribers. T-Mobile will deliver to Company amounts collected less amounts described herein.

6.1 Payments. Within 30 days of the end of each calendar month, T-Mobile will (a) transmit to Company a monthly report of its Direct Billing Net Revenues (including adjustments used to calculate such net amount) for the previous calendar month and (b) within 60 days of the end of each calendar month, remit to Company the Direct Billing Net Revenues corresponding to the monthly report minus revenue share amounts due to T-Mobile as set forth in the Agreement or any Schedule and any amounts as permitted under Section 7 of this Addendum.

6.2 Other Revenue. Except as set forth in Addendum and the rest of the Agreement, T-Mobile and Company will each retain any and all revenue generated from provision of their respective products or services.

7. TAXES AND OTHER CHARGES.

7.1 Subscriber Transaction Taxes. As between the parties, T-Mobile will be responsible for assessing, collecting and remitting to the appropriate taxing authorities in the United States and Puerto Rico any applicable transaction taxes, such as sales taxes, excise fees or other similar taxes and duties imposed by governmental entities in the United States and Puerto Rico and imposed with respect to transactions billed by T-Mobile to Subscribers (“Subscriber Transaction Taxes”). The categorization of products for the purpose of calculating Taxes will be determined by T-Mobile. Company will be responsible for differentiating the Products by category in a manner that is consistent with pre-defined content categories within T-Mobile’s billing platform, which categories T-Mobile uses for calculating Subscriber Transaction Taxes. Both Company and T-Mobile will use commercially reasonable efforts to reconcile any specific differences that would change such categorizations for Products. Company will promptly communicate any changes to Product categorizations to T-Mobile so that T-Mobile can make the required changes in the T-Mobile billing platform with the corresponding tax classifications.

DIRECT CARRIER BILLING ADDENDUM	PAGE 3 OF 5

T-MOBILE USA, INC.	PROPRIETARY AND CONFIDENTIAL FINAL – Execution Copy

7.2 Other Taxes. The amounts to be paid by T-Mobile to Company under this Agreement do not include any foreign, U.S. federal, state or local taxes or regulatory fees or other government-mandated charges, arising as a result of or in connection with the transactions contemplated under the Agreement (all such amounts, together with any penalties, interest or any additions thereto, collectively “Taxes”). Except with respect to Subscriber Transaction Taxes, T-Mobile is not liable for any Taxes incurred by Company in connection with or related to its activities or receipt of revenue under this Agreement, and all such Taxes will be the financial responsibility of Company. All Taxes that are imposed upon transactions or payments from T-Mobile to Company arising under this Agreement, or that are required to be withheld from such payments (with the exception of net income taxes of T-Mobile and Subscriber Transaction Taxes, collectively “T-Mobile Taxes”), are the financial responsibility of and will be paid by Company.

8. REFUNDS.

8.1 Company Issued Refunds. Company will have responsibility for issuing Subscriber refunds, except as provided in this Addendum. Any Company-issued refunds will be credited on Subscribers’ monthly T-Mobile bill, and Company’s share of such refunds (as determined by the revenue share percentage due to Company as set forth in Section 3(a)(i) of Schedule 1 to the Agreement) (the “Company Chargeback Portion”) will be charged back to Company.

8.2 T-Mobile Issued Refunds. T-Mobile may issue refunds for Products in order to comply with applicable law or with T-Mobile’s terms and conditions with Subscribers, or if a Subscriber disputes the charge, is unsatisfied with the Product for any reason or alleges that the Direct Billing transaction was not authorized. The Company Chargeback Portion of any T-Mobile issued refunds credited on Subscribers’ monthly T-Mobile bills will be charged back to Company.

8.3 Batch Refund Fees. If T-Mobile issues refunds to [*] or more Subscribers for a Product billed via Direct Billing within a [*] period of time as a result of an error or problem in the Product or in Company’s Direct Billing activities (“Batch Refund”), T-Mobile may, at its sole discretion and without limiting its other rights under this Agreement, charge Company a fee equal to [*] times the amount of the refunds issued to Subscribers as part of the Batch Refund, not to exceed US $[*] per Batch Refund (the “Batch Refund Fee”). If T-Mobile elects to impose the Batch Refund Fee, it shall deliver a written notice of Batch Refund Fee to Company within [*] days of the Batch Refund, setting forth in reasonable detail the facts and circumstances of the Batch Refund, and Company shall pay the Batch Refund Fee within [*] days of its receipt of such notice. For the avoidance of doubt, a Batch Refund Fee is in addition to any amounts charged back to Company for refunds under Sections 8.1 or 8.2. For the avoidance of doubt, nothing in this section shall limit or preclude either party’s obligations under Section 10 of the Agreement or Section 9 of this Addendum, even if the basis for the third party Claim is related to the Batch Refund issued hereunder.

9. INDEMNIFICATION. The procedures for the indemnifications below shall be as provided in the Agreement.

9.1 By Company. In addition to Company’s other indemnification obligations under the Agreement, Company agrees to defend, indemnify and hold T-Mobile and T-Mobile’s parent, subsidiaries, affiliates, and Service Providers and the directors, officers, and employees of T-Mobile and its parent, subsidiaries, affiliates and Service Providers harmless from any Claims arising from: (a) Company or Company’s employees’ or agents’ gross negligence or willful misconduct in connection with Direct Billing transactions; (b) Company’s Direct Billing activities not in accordance with this Addendum or (c) any other breach of this Addendum.

9.2 By T-Mobile. In addition to T-Mobile’s other indemnification obligations under the Agreement, T-Mobile will indemnify and defend Company with respect to any Claims brought against Company alleging infringement or violation of any third party Intellectual Property rights by Company’s use of the Direct Billing APIs as specified or required by T-Mobile to effectuate Direct Billing. T-Mobile’s obligations under this Section do not apply to the extent the Direct Billing APIs are alleged or proven to infringe any third party Intellectual Property rights as a result of (a) the combination of the Direct Billing APIs with other hardware, software, or process beyond what was reasonably intended by the parties in this Agreement, (b) unauthorized modifications to the Direct Billing APIs made by Company, or (c) a compliant implementation of a specification adopted by a standards organization.

9.3 Limitations. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 9, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING FROM THE SUBJECT MATTER OF THIS ADDENDUM, REGARDLESS

DIRECT CARRIER BILLING ADDENDUM	PAGE 4 OF 5

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

T-MOBILE USA, INC.	PROPRIETARY AND CONFIDENTIAL FINAL – Execution Copy

OF THE TYPE OF CLAIM AND EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, LOST DATA, LOSS OF ANTICIPATED PROFITS, OR LOST BUSINESS.

10. TERMINATION. This Addendum will be co-terminus with the Agreement. In addition, T-Mobile may terminate this Addendum at any time upon 30 days prior notice to Company. Upon termination of this Addendum for any reason, Company will (a) immediately cease using the T-Mobile APIs and return them to T-Mobile, (b) discontinue all Direct Billing transactions; and (c) the parties will settle all amounts accrued prior to such termination in accordance with Section 6 at the end of the calendar month in which the Addendum was terminated.

11.	PUBLICITY. Company will not issue any publicity or general marketing communications concerning this Addendum.

12. RETROACTIVE EFFECT. The parties acknowledge that this Addendum is being executed after Company and TMobile already implemented Direct Billing. The parties desire that the Addendum be effective retroactively to the beginning of the Agreement. However, the parties agree that Section 8.3 of this Addendum will not apply to activities prior to execution of this Addendum.

13. COUNTERPARTS. This Addendum may be executed in one or more counterparts and with electronic or facsimile signatures, each of which will be deemed to be an original and all of which together will constitute one and the same instrument. A facsimile or electronic copy of this Agreement, including its signature pages, will be deemed to be an original.

14. INTEGRATION. This Addendum, together with the Agreement, contains the entire understanding of the parties with respect to the transactions and matters contemplated herein, supersedes all prior and contemporaneous agreements or negotiations between Company and T-Mobile concerning the subject matter hereof, and cannot be amended except by a writing dated subsequent to this Addendum and signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Addendum by their authorized representatives as of the date below and intend it to be effective as of the Effective Date.

T-MOBILE USA, INC.		MOBITV, INC.

BY:	/s/ Torrie Dorrell	BY:	/s/ Terri Falcone
	(Authorized Signature)		(Authorized Signature)

NAME:	Torrie Dorrell	NAME:	Terri Falcone
	(Print or Type Name of Signatory)		(Print or Type Name of Signatory)

TITLE:	Vice President	TITLE:	Vice President, Finance
Chief Accounting Officer
	(Title – must be Vice President or higher)		(Title)

DATE:	9/15/11	DATE:	9/19/11
	(Execution Date)		(Execution Date)

DIRECT CARRIER BILLING ADDENDUM	PAGE 5 OF 5

THIRD AMENDMENT TO T-MOBILE USA MOBILE APPLICATION AGREEMENT

This THIRD AMENDMENT TO T-MOBILE USA MOBILE APPLICATION AGREEMENT (this “Amendment”), effective as of April 14, 2011 (the “Amendment Date”), is entered into by and between T-Mobile USA, Inc., a Delaware corporation, with offices at 12920 SE 38th Street, Bellevue, WA 98006 (“T-Mobile”), and MobiTV, Inc., a Delaware corporation, with a principal place of business at 6425 Christie Avenue, 5th Floor, Emeryville, CA 94608 (“Company”) for the amendment of the Agreement, as defined below.

BACKGROUND

WHEREAS, the parties entered into a T-Mobile USA Mobile Application Agreement, effective as of December 6, 2009, as amended, pursuant to which the Company licensed certain Applications for distribution over certain wireless networks (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows, effective as of the Amendment Date:

AMENDMENT

1. DEFINED TERMS. All capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2. DEFINITIONS. The following definition is hereby added to Section 1 of the Agreement:

“T-Mobile Sourced Programming” means any Programming supplied by T-Mobile for inclusion only in T-Mobile Branded MobiTV for video-on-demand streaming that consists of: (i) NBA Programming; (ii) video clips containing advertising or promotional material for T-Mobile services, or (iii) video clips describing features and functionality of, and/or containing user instructions or tutorials with respect to, Wireless Devices enabled to access T-Mobile’s wireless network.

“NBA Programming” means the Programming comprised of video clips of (i) NBA-related highlights for the 2010-2011 season (including playoffs) and (ii) other NBA-related content for the 2010-2011 season (including playoffs) that are licensed to T-Mobile by NBAP and made available to Company for inclusion only in T-Mobile Branded MobiTV.

“NBAP” means NBA Properties, Inc.

3. LICENSE GRANTS. The following shall be added immediately following Section 3.1(ii):

(iii) Licenses to T-Mobile Sourced Programming. T-Mobile grants to Company a limited, non-exclusive, non-transferable, license in the Territory for Company to use, reproduce, distribute, publicly perform and display T-Mobile Sourced Programming solely in connection with the distribution of T-Mobile Sourced Programming through T-Mobile Branded MobiTV. Except as otherwise provided in this Agreement, Company will not (1) reproduce, lease, sublicense, sell, or transfer T-Mobile Sourced Programming; (2) alter, modify, create derivative works of the T-Mobile Sourced Programming; or (3) remove, obscure, or alter any proprietary rights notices (including copyright notices) contained on or within the T-Mobile Sourced Programming. There are no implied licenses under this Agreement, and any rights not expressly granted hereunder are reserved.

Third Amendment To Mobile Application Agreement	Page 1 of 8	Confidential

4. REPRESENTATIONS AND WARRANTIES. Section 8.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

(a) Each party warrants and represents that (1) it has the right, power and authority to enter into and fully perform its obligations under this Agreement; and (2) the execution of this Agreement, and the performance of its obligations hereunder, does not and will not conflict with or violate any agreement to which such party is bound.

(b) T-Mobile represents and warrants to Company that T-Mobile Sourced Programming will at all times comply with all applicable national, state, and local laws and regulations, including but not limited to privacy and data security laws and regulations, and will not: (1) contain any material that is unlawful, obscene, or defamatory or that infringes upon or violates any copyright, trademark, patent, personality, publicity, or privacy rights or any other intellectual property or other rights of any third party; (2) promote or facilitate gambling or any illegal activity; (3) contain any content with a more explicit rating than TV-14 or sexually explicit content; (4) depict or promote violence, prejudice, discrimination, or racism; or (5) contain any information that is false, misleading (including, without limitation, information relating to the source or the author of the message).

(c) T-Mobile represents and warrants to Company that, prior to delivering any T-Mobile Sourced Programming for inclusion in T-Mobile Branded Mobi-TV, T-Mobile will obtain any and all necessary clearances, releases, approvals or consents from third parties and make any and all required payments to third parties (including without limitation to unions or guilds) so that Company can exercise the rights and licenses granted under this Agreements.

(d) T-Mobile represents and warrants to Company that Company’s use of the T-Mobile Trademarks as permitted hereunder will not infringe upon or violate any copyright, trademark, or any other intellectual property or other rights of any third party.

(e) T-Mobile will defend, indemnify and hold Company and its directors, officers and employees harmless from and against any third party claims, costs, losses, damages, judgments and expenses arising out of any breach of the foregoing.

5. EDITORIAL CONTROL. Immediately following the last sentence of Section 1(c)(i) of Schedule #1 of Exhibit A to the Agreement, the following sentence shall be added:

“For the avoidance of doubt, T-Mobile will have exclusive and complete editorial control of each T-Mobile Sourced Programming, including, without limitation, programming sequence, pricing and content of each T-Mobile Sourced Programming.”

6. NBA PROGRAMMING. Company will comply with the terms in Appendix A to this Amendment with respect to the NBA Programming.

7. CLIP SPECIFICATIONS. Immediately following the last sentence of Section 1(d) of Schedule #1 of Exhibit A to the Agreement, the following subsection shall be added:

(e) Clip Content Delivery by T-Mobile.

(i) Format and Quality. Clips constituting T-Mobile Sourced Programming shall be delivered by T-Mobile to Company in the audio and video formats as may be agreed by T-Mobile and Company from time to time. The current requirements are as follows:

Third Amendment To Mobile Application Agreement	Page 2 of 8	Confidential

Video Attribute	Ideal	Preferred (16:9 content)	Minimum (4:3 content)

Aspect Ratio	16:9	16:9	4:3

Resolution	1280x720	854x480	640x480 pixels (VGA)

Frame rate	29.97 frames/sec (NTSC) or 25 frames/sec (PAL)	29.97 frames/sec (NTSC) or 25 frames/sec (PAL)	29.97 frames/sec (NTSC) or 25 frames/sec (PAL)

Codec and bitrate	MPEG-4 PART 10 (AVC/H.264) 9.0 Mbps	MPEG-4 PART 10 (AVC/H.264) 3.5 Mbps	MPEG-4 PART 10 (AVC/H.264) 3.0 Mbps

	MPEG-4 PART 2 12.0 Mbps	MPEG-4 PART 2 4.5 Mbps	MPEG-4 PART 2 4.0 Mbps

	Windows Media Video 9 10.5 Mbps	Windows Media Video 9 4.0 Mbps	Windows Media Video 9 3.5 Mbps

	MPEG-2 18.0 Mbps	MPEG-2 8.0 Mbps	MPEG-2 6.0 Mbps

Container or file format	MPEG-4 (mp4)	MPEG-4 (mp4)	MPEG-4 (mp4)

	Quicktime (mov)	Quicktime (mov)	Quicktime (mov)

	MPEG (mpg)	MPEG (mpg)	MPEG (mpg)

	Windows Media Video (wmv)	Windows Media Video (wmv)	Windows Media Video (wmv)

	Microsoft Audio Video Interleave (avi)	Microsoft Audio Video Interleave (avi)	Microsoft Audio Video Interleave (avi)

Audio Attribute	Minimum	Minimum	Minimum

Codec	AAC	AAC	AAC

	WMA if using WMV	WMA if using WMV	WMA if using WMV

	mpega if using mpeg-2	mpega if using mpeg-2	mpega if using mpeg-2

Bitrate	128 kbps	128 kbps	128 kbps

Sampling rate	44100 Hz	44100 Hz	44100 Hz

# of channels	2 (stereo)	2 (stereo)	2 (stereo)

(ii) Delivery Mechanism. Clips constituting T-Mobile Sourced Programming shall be delivered via the procedures set forth in Company’s Jukebox Provider Support document attached as Appendix B to this Amendment or otherwise mutually agreed to by the parties. T-Mobile shall, at all times, be responsible for sorting and organizing such clips into appropriate folders and

Third Amendment To Mobile Application Agreement	Page 3 of 8	Confidential

playlists. In the event of any conflict between this Agreement and Company’s Jukebox Provider Support Document, this Agreement shall control.

(iii) Cost. T-Mobile shall be responsible for all costs of submitting T-Mobile Sourced Programming to Company. For the avoidance of doubt, Company shall be responsible for all costs of ingesting and presenting such T-Mobile Sourced Programming into T-Mobile-Branded MobiTV.

8. NO FURTHER CHANGES. Except as modified hereby, all provisions of the Agreement shall be unaffected and shall remain in full force and effect in accordance with their terms, but in the event of any inconsistencies between the provisions of the Agreement and the provisions of this Amendment, the latter shall control.

9. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The parties may execute this Amendment by exchanging counterparts by mail, by facsimile or by other electronic means.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Third Amendment To Mobile Application Agreement	Page 4 of 8	Confidential

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year set forth above.

MOBITV, Inc.	T-MOBILE USA, INC.

/s/ TERTRI FALCONE	/s/ TORRIE DORRELL
Signature	Signature

TORRIE DORRELL
Printed Name Terri Falcone Vice President, Finance Chief Accounting Officer	Printed Name

VP, APPLICATIONS, CONTENT + GAMES
Title	Title

4/14/11	4.14.11
Date	Date

[SIGNATURE PAGE TO THIRD AMENDMENT TO T-MOBILE USA MOBILE APPLICATION AGREEMENT]

Third Amendment To Mobile Application Agreement	Page 5 of 8	Confidential

Appendix A

Additional Terms for NBA Programming

1. Unless T-Mobile has received NBAP’s written approval to the contrary, Company shall not alter, edit or otherwise modify any NBA Programming, except as necessary to make non-substantive modifications for technical formatting purposes that may be necessary in order for the NBA Programming to be accessible to Subscribers. Before making any NBA Programming available to Subscribers, Company shall submit the proposed format and context of such NBA Programming to T-Mobile for T-Mobile to seek NBAP’s prior written good faith approval. In lieu of the foregoing, if Company is working directly with the NBAP to incorporate the NBA Programming, Company will submit the proposed format and context of the NBA Programming to NBAP for prior written good faith approval.

2. Unless T-Mobile or Company has received NBAP’s written approval to the contrary, Company will abide by the following limitations and terms regarding its right and license to make available the NBA Programming on T-Mobile-Branded MobiTV:

2.1. Company shall use industry standard technology to limit Subscribers’ access to the NBA Programming within the Territory.

2.2. Company agrees that the NBA Programming will be made available only in a manner so that Subscribers cannot forward or otherwise transmit any of the NBA Programming (or any element thereof) from their Wireless Devices to any other device (e.g., another cellular phone, computer) without circumventing Company’s security features (which shall be at least as good as the then-current wireless device industry standards) for the prevention of forwarding protected content.

2.3. Except as directed by T-Mobile or NBAP or already contained in the NBA Programming as delivered to Company, Company may not use or refer to any third party (other than as specifically directed by T-Mobile) sponsor or commercial identification in connection with the NBA Programming (or any elements thereof) (e.g., “NBA Headlines brought to you by [sponsor]”) or sell or provide any third party (i.e., non-Company) advertising or promotional messaging with, within, or adjacent to the NBA Programming.

2.4. Company may not use or refer to the NBA Programming (or any elements thereof) in connection with any “betting lines” or any form of wagering (including without limitation casinos, sports books and telephone betting services).

2.5. Company may not use the NBA Programming in a manner that suggests or implies (in NBAP’s good faith opinion) a relationship between the NBA Programming, NBAP, the NBA, any NBA Team, and/or NBA Player, on the one hand, and any person or entity (e.g., an internet service provider or handset manufacturer), on the other hand, without the prior written approval of NBAP. For the purposes of clarity, in connection with the preceding sentence, NBAP will not consider incidental references to an internet service provider or device manufacturer, for instance, to be a violation of this section and will work in good faith with Company to resolve any disagreements arising from such references.

2.6. Company must make available the NBA Programming for all NBA Teams in all markets in the Territory in an equal manner, to the extent the NBA Programming made available to Company by T-Mobile represents all NBA Teams in an equal manner.

3. Company acknowledges and agrees that, as between the parties, NBAP shall own all rights, title and interest in the NBA Programming. Company shall comply with NBAP’s reasonable written requests with respect to establishing and protecting NBAP’s ownership in the NBA Programming.

4. During the Term, if NBAP in good faith requests in writing that any NBA Programming licensed hereunder to Company be deleted, corrected, replaced or made inaccessible, then Company shall (i) delete or make inaccessible from its servers as promptly as practicable (but in no event later than two (2) business days after receipt of NBAP’s written request) the affected NBA Programming and (ii) correct (or

Third Amendment To Mobile Application Agreement	Page 6 of 8	Confidential

if NBAP provides a substitute NBA Programming, replace) the affected NBA Programming as promptly as practicable, but in no event later than five (5) business days after receipt of NBAP’s request (in the case of a correction that does not require additional content or information from NBAP) or Company’s receipt of corrected or substitute NBA Programming, as applicable. T-Mobile shall not object to any of the foregoing actions taken by Company. NBAP shall reimburse Company for all actual costs incurred by Company in connection with any removal, correction or replacement required under this provision unless such removal, correction or replacement is a result of, or necessitated due to, Company’s acts or omissions. Notwithstanding anything to the contrary contained in the immediately preceding sentence, NBAP hereby expressly acknowledges and understands that once NBA Programming has been downloaded onto a Subscriber’s Product, Company is not able, and consequently assumes no responsibility, to delete, correct, replace or make inaccessible such NBA Programming with respect to that particular Subscriber.

Third Amendment To Mobile Application Agreement	Page 7 of 8	Confidential

Appendix B

Jukebox Provider Support Document

See Attached

Third Amendment To Mobile Application Agreement	Page 8 of 8	Confidential

[*]

1-95

* Pages 1-95 of Appendix B have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.